                                                                    EXHIBIT 4(j)

================================================================================



                            SECURED CREDIT AGREEMENT



                                  Dated as of



                                 June 30, 1994



                                     Among



                       TUBOSCOPE VETCO INTERNATIONAL INC.
                       CTI INSPECTION SERVICES, INC. AND
                         TUBOSCOPE VETCO CAPITAL CORP.,


                    THE GUARANTOR AND LENDERS PARTY HERETO,



                                      AND



                       ABN AMRO BANK N.V., HOUSTON AGENCY
                                    AS AGENT



================================================================================

                               TABLE OF CONTENTS
             (THIS TABLE OF CONTENTS IS NOT PART OF THE AGREEMENT)
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SECTION 1.  DEFINITIONS; INTERPRETATION................................   1

     Section 1.1.    Definitions.......................................   1
     Section 1.2.    Interpretation                                       17

SECTION 2.  THE CREDIT FACILITIES......................................   17

     Section 2.1.    Ratable Borrowings under the Revolving Credit.....   17
     Section 2.2.    Letters of Credit under the Revolving Credit......   18
     Section 2.3.    Borrowings of Term Loans..........................   21
     Section 2.4.    Types of Loans and Minimum Borrowing Amounts......   22
     Section 2.5.    Manner of Borrowing...............................   22
     Section 2.6.    Interest Periods..................................   24
     Section 2.7.    Maturity of Loans.................................   25
     Section 2.8.    Applicable Interest Rates.........................   25
     Section 2.9.    Optional Prepayments..............................   25
     Section 2.10.   Mandatory Prepayments of Loans....................   25
     Section 2.11.   Default Rate......................................   26
     Section 2.12.   The Notes.........................................   28
     Section 2.13.   Breakage Fees                                        28
     Section 2.14.   Commitment Terminations...........................   29

SECTION 3.  FEES AND PAYMENTS..........................................   29

     Section 3.1.    Fees..............................................   29
     Section 3.2.    Place and Application of Payments.................   30
     Section 3.3.    Withholding Taxes.................................   31

SECTION 4.  CONDITIONS PRECEDENT.......................................   32

     Section 4.1.    Initial Borrowing.................................   32
     Section 4.2.    All Borrowings....................................   35

SECTION 5.  REPRESENTATIONS AND WARRANTIES.............................   36

     Section 5.1.    Corporate Organization............................   36
     Section 5.2.    Corporate Power and Authority.....................   36
     Section 5.3.    No Violation......................................   37
     Section 5.4.    Litigation........................................   37
     Section 5.5.    Use of Proceeds; Margin Regulations...............   37
     Section 5.6.    Investment Company Act............................   37
     Section 5.7.    Public Utility Holding Company Act................   38
     Section 5.8.    True and Complete Disclosure......................   38
     Section 5.9.    Financial Statements..............................   38
     Section 5.10.   No Material Adverse Change........................   38
     Section 5.11.   Labor Controversies...............................   38
     Section 5.12.   Taxes.............................................   38
     Section 5.13.   ERISA.............................................   39

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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     Section 5.14.   Security Interests................................   39
     Section 5.15.   Consents..........................................   39
     Section 5.16.   Capitalization....................................   39
     Section 5.17.   Intellectual Property.............................   39
     Section 5.18.   Compliance with Statutes, Etc.....................   39
     Section 5.19.   Environmental Matters.............................   39
     Section 5.20.   Properties........................................   40
     Section 5.21.   Existing Indebtedness.............................   40
     Section 5.22.   Subordinated Debt.................................   40

SECTION 6.  COVENANTS..................................................   41

     Section 6.1.    Corporate Existence...............................   41
     Section 6.2.    Maintenance.......................................   41
     Section 6.3.    Taxes.............................................   41
     Section 6.4.    ERISA.............................................   41
     Section 6.5.    Insurance.........................................   41
     Section 6.6.    Financial Reports and Other Information...........   41
     Section 6.7.    Lender Inspection Rights..........................   42
     Section 6.8.    Conduct of Business...............................   42
     Section 6.9.    Fiscal Years and Quarters.........................   45
     Section 6.10.   Interest Rate Protection..........................   45
     Section 6.11.   Pledge of After Acquired Property.................   45
     Section 6.12.   New Subsidiaries..................................   45
     Section 6.13.   Limitation on Certain Restrictions on Subsidiaries
                       Dividends; Negative Pledges.....................   46
     Section 6.14.   Restrictions on Fundamental Changes...............   47
     Section 6.15.   Use of Property and Facilities; Environmental,
                       Health and Safety Laws..........................   48
     Section 6.16.   Liens.............................................   48
     Section 6.17.   Indebtedness......................................   48
     Section 6.18.   Advances, Investments and Loans...................   51
     Section 6.19.   Modifications of Corporate Documents..............   52
     Section 6.20.   Transfer of Assets................................   52
     Section 6.21.   Transactions with Affiliates......................   53
     Section 6.22.   Compliance with Laws..............................   53
     Section 6.23.   Transfer of Businesses............................   53
     Section 6.24.   Interest Coverage Ratio...........................   53
     Section 6.25.   Fixed Charge Coverage Ratio.......................   54
     Section 6.26.   Total Funded Debt to Total Capital Ratio..........   54
     Section 6.27.   Tangible Net Worth Plus Subordinated Debt.........   54

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.............................   54

     Section 7.1.    Events of Default.................................   54
     Section 7.2.    Non-Bankruptcy Defaults...........................   56
     Section 7.3.    Bankruptcy Defaults...............................   56
     Section 7.4.    Collateral for Undrawn Letters of Credit..........   57
     Section 7.5.    Notice of Default.................................   57

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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     Section 7.6.    Expenses..........................................   57
     Section 7.7.    Distribution and Application of Proceeds from
                       Collateral......................................   57

SECTION 8.  CHANGE IN CIRCUMSTANCES....................................   58

     Section 8.1.    Change of Law.....................................   58
     Section 8.2.    Unavailability of Deposits or Inability to
                       Ascertain LIBOR.................................   59
     Section 8.3.    Increased Cost and Reduced Return.................   59
     Section 8.4.    Lending Offices...................................   60
     Section 8.5.    Discretion of Lender as to Manner of Funding......   60
     Section 8.6.    Substitution of Lender............................   61

SECTION 9.  THE AGENT..................................................   61

     Section 9.1.    Appointment and Authorization of Agent............   61
     Section 9.2.    Agent and its Affiliates..........................   61
     Section 9.3.    Action by Agent...................................   61
     Section 9.4.    Consultation with Experts.........................   62
     Section 9.5.    Liability of Agent; Credit Decision...............   62
     Section 9.6.    Indemnity.........................................   63
     Section 9.7.    Resignation of Agent and Successor Agent..........   63

SECTION 10.  HOLDINGS' GUARANTY........................................   63

     Section 10.1.   Holdings' Guaranty................................   63
     Section 10.2.   Guaranty Unconditional............................   63
     Section 10.3.   Discharge Only Upon Payment in Full; Reinstatement
                       in Certain Circumstances........................   64
     Section 10.4.   Subrogation.......................................   64
     Section 10.5.   Waivers...........................................   65
     Section 10.6.   Stay of Acceleration..............................   65
     Section 10.7.   Security..........................................   65

SECTION 11.  MISCELLANEOUS.............................................   65

     Section 11.1.   No Waiver of Rights...............................   65
     Section 11.2.   Non-Business Day..................................   65
     Section 11.3.   Documentary Taxes.................................   65
     Section 11.4.   Survival of Representations.......................   65
     Section 11.5.   Survival of Indemnities...........................   66
     Section 11.6.   Setoff..........................................     66
     Section 11.7.   Notices.........................................     67
     Section 11.8.   Counterparts......................................   67
     Section 11.9.   Successors and Assigns............................   67
     Section 11.10.  Sales and Transfers of Borrowings and Notes;
                       Participations in Borrowings and Notes..........   67
     Section 11.11.  Amendments........................................   70
     Section 11.12.  Headings..........................................   70
     Section 11.13.  Legal Fees, Other Costs and Indemnification.......   60

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                              TABLE OF CONTENTS
                                 (CONTINUED)

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     Section 11.14.  Governing Law; Submission to Jurisdiction; Waiver
                       of Jury Trial.....................................   70
     Section 11.15.  Confidentiality.....................................   71
     Section 11.16.  Effectiveness.......................................   71
     Section 11.17.  Severability........................................   71
     Section 11.18.  Notice..............................................   71

EXHIBITS

     2.12A - Form of Revolving Note
     2.12B - Form of Tranche A Term Note
     2.12C - Form of Tranche B Term Note
     2.12D - Form of Agent L/C Note
     2.2A  - Form of Borrowing Request
     2.2B  - Form of Issuance Request
     4.1A  - Form of Pledge Agreement
     4.1B  - Form of Security Agreement
     4.1C  - Form of Note Pledge Agreement
     4.1D  - Forms of Mortgage
     4.1E  - Form of Subsidiary Guaranty
     4.1F  - Forms of Legal Opinions
     4.1G  - Form of Certificate of Effectiveness
     6.6A  - Form of Borrowing Base Certificate
     6.6B  - Form of Compliance Certificate
     11.10 - Form of Assignment Agreement

SCHEDULES

     2.7   - Repayment Schedule
     2.10  - List of Expected Insurance Proceeds
     4.1   - List of Stock Pledged
     5.1A  - List of Subsidiaries
     5.1B  - List of Material Subsidiaries
     5.4   - List of Litigation
     5.13  - ERISA Disclosure
     5.16  - Stock Disclosure
     5.19  - List of Environmental Claims
     5.20  - List of Properties
     5.21  - List of Existing Indebtedness
     6.16  - List of Existing Liens

APPENDICES

     I     - Form of Application and Agreement for Standby
               Letter of Credit
     II    - Form of Application and Agreement for
               Commercial Letter of Credit
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                                      -iv-

     SECURED CREDIT AGREEMENT, dated as of June 30, 1994, among Tuboscope Vetco International Inc., a Texas corporation, CTI Inspection Services, Inc., a California corporation, and Tuboscope Vetco Capital Corp., a Nevada corporation (each a "Borrower" and collectively, the "Borrowers"), Tuboscope Vetco International Corporation, a Delaware corporation ("Holdings"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders") and ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank acting through its Houston agency, as agent for the Lenders (in such capacity, the "Agent").

                                  WITNESSETH:

     WHEREAS, the Borrowers desire to obtain commitments from each of the Lenders to make loans to the Borrowers and to participate in letters of credit for the account of the Borrowers and to obtain a commitment from the Agent to issue certain letters of credit; and

     WHEREAS, the Lenders are willing to extend such commitments to the Borrowers on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS; INTERPRETATION.

     Section 1.1.  Definitions.  Unless otherwise defined herein or in such
                   -----------
other agreements, as used in this Agreement, the Notes (as hereinafter defined), or any other agreement, document, statement, instrument or transaction contemplated thereby or relating thereto, and all amendments, extensions, modifications, renewals, supplements or waivers thereof or thereto, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms:

     "Aberdeen Plant" means that certain inspection and coating plant located at Badentoy Avenue, Badentoy Park, Portlethen, Scotland.

     "Affiliate" means for any Person, any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities, by contract or otherwise).

     "Agent" means ABN AMRO Bank N.V., a Netherlands chartered bank acting through its Houston agency, acting in its capacity as agent for the Lenders and any successor agent appointed hereunder pursuant to Section 9.7.

     "Agent L/C Commitment" means the Agent's obligations to issue letters of credit pursuant to Section 2.2(b).

     "Agent L/C Commitment Amount" means $1,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Agent Letter of Credit" means any of the letters of credit, each in an initial face amount of less than $100,000, to be issued by the Agent on its own behalf for the account of the Borrowers pursuant to Section 2.2(b).

     "Agent L/C Note" means that certain promissory note of the Borrowers as defined in Section 2.12.

     "Amortization Date" means a scheduled repayment date of a Term Loan as set forth in Schedule 2.7.

     "Applicable Base Margin" means at such times and from time to time as the relevant Total Funded Debt to EBITDA Ratio is in one of the following ranges, the percentage per annum set forth opposite such Total Funded Debt to EBITDA
Ratio:

          Total Funded Debt to EBITDA Ratio                Percentage
          ---------------------------------                ----------

          Greater than 450%                                  1.50%
          Equal to or less than 450%                         0.50%
           but equal to or greater than 350%
          Less than 350%                                        0%

     "Applicable Eurodollar Margin" means (i) for the Tranche A Term Loan and all Revolving Loans, at such times and from time to time as the relevant Total Funded Debt to EBITDA Ratio is in one of the following ranges, the percentage per annum set forth opposite such Total Funded Debt to EBITDA Ratio:

          Total Funded Debt to EBITDA Ratio                Percentage
          ---------------------------------                ----------

          Greater than 450%                                  2.50%
          Equal to or less than 450%                         2.00%
           but equal to or greater than 350%
          Less than 350%                                     1.50%
           but equal to or greater than 200%
          Less than 200%                                     1.00%

     (ii) for the Tranche B Term Loan, three percent (3.0%) per annum.

     "Applicable Margin" means either the Applicable Base Margin or the Applicable Eurodollar Margin, as the case may be.

     "Application" means an application for a Letter of Credit or an Agent Letter of Credit as defined in Section 2.2(c).

     "Assignment Agreement" means an agreement in substantially the form of
Exhibit 11.10 whereby a Lender conveys part or all of its Commitments and Loans to another Person that thereupon becomes a Lender, or that increases its Commitments or outstanding Loans, or both, pursuant to Section 11.10.

     "Back to Back Letters of Credit" means any Letters of Credit issued by the Agent, on behalf of the Revolving Lenders, for the account of the Borrowers and for the benefit of TCB as described in Section 2.2.

     "Base Rate" means for any day the greater of:

          (i) the fluctuating commercial loan rate announced by the Agent from time to time at its Chicago, Illinois office as its base rate for U.S. Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Agent on loans to any of its customers), with any change in the Base Rate resulting from a change in such established rate to be effective on the date of the relevant change; and

          (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided, that
     (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average rate quoted to the Agent by three (3) members of the Federal Reserve System on such day for such transactions as determined by the Agent, plus (y) 1/2 of 1% (0.50%) per annum.

     "Base Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.8(a).

     "Borrowers" means Tuboscope Vetco International Inc., a Texas corporation, CTI Inspection Services, Inc., a California corporation, and Tuboscope Vetco Capital Corp., a Nevada corporation.

     "Borrowing" means any extension of credit made by the Lenders by way of Revolving Loans, Term Loans, Letters of Credit or Agent Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the Borrowers, is "continued" (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrowers pursuant to Section 2.5(a).

     "Borrowing Base" means at any time an amount equal to the sum of (i) eighty percent (80%) of Eligible Accounts, (ii) thirty percent (30%) of Eligible Inventory, and (iii) one hundred percent (100%) of Cash Equivalents held at and pledged to the Agent on behalf of the Lenders. The Borrowing Base shall be determined monthly and shall be subject to annual field audits and other verification at the expense of the Borrowers as reasonably requested by the Agent. In the event the Borrowers use the proceeds of any of the Loans to fund an acquisition pursuant to the provisions of Section 5.5, the Eligible Accounts, the Eligible Inventory and the Cash Equivalents of the company whose stock or assets are to be acquired may be included in the Borrowing Base for purposes of obtaining such Loan and thereafter so long as the acquisition is closed and funded substantially contemporaneously with the funding of any such Loan.

     "Borrowing Base Certificate" means a certificate in the form of Exhibit
     6.6A.

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Houston, Texas, or New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurodollar Borrowing, on which banks are dealing in United States Dollar deposits in the interbank market in London, England.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of the lessee as determined in accordance with GAAP.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender, or of any bank whose short-term debt rating from S&P is at least A-1 or from Moody's is at least P-1, with maturities of not more than twelve (12) months from the date of acquisition, (iii) commercial paper with a rating of at least A-1 by S&P or at least P-1 by Moody's maturing within twelve (12) months after the date of acquisition, and (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all property and assets of Holdings, the Borrowers and the Subsidiary Guarantors in which the Agent is granted a Lien for the benefit of the Lenders under the terms of a Security Document.

     "Collateral Account" means the cash collateral account for outstanding undrawn Letters of Credit or Agent Letters of Credit defined in Section 7.4(b).

     "Commitments" means the Revolving Credit Commitments, the L/C Commitments, and the Term Loan Commitments.

     "Compliance Certificate" means a certificate in the form of Exhibit 6.6B.

     "Consolidated Interest Expense" means, for any period, total cash interest expense of Holdings, the Borrowers and their Subsidiaries on a consolidated basis in connection with Indebtedness, determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or loss), after provision for taxes, of Holdings, the Borrowers and their Subsidiaries on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Net Worth" means as of any date, the sum of Holdings' common and preferred stock (excluding treasury stock and any capital stock subject to mandatory redemption before the Maturity Date of the Tranche B Term Loan, but including the existing Series A Convertible Preferred Stock of Holdings) and additional paid-in capital, plus retained earnings (minus accumulated deficit), all as shown on the consolidated balance sheet of Holdings, the Borrowers and their Subsidiaries and in accordance with GAAP, such calculation to exclude currency translation adjustments provided, and only to the extent that, the amount of such currency translation adjustments as of such date is up to $5,000,000 greater or less than the amount of the currency translation adjustment reflected on Holdings' unaudited balance sheet as of June 30, 1994.

     "Credit" means either the Revolving Credit, the Term Credit or the Credit arising from the Agent L/C Commitment.

     "Credit Documents" means this Agreement, the Notes, the Applications, the Letters of Credit, the Agent Letters of Credit, the Security Documents, any Interest Rate Protection Agreements with any Lender entered into pursuant to
Section 6.10 and any other documents or instruments executed by a Credit Party in connection with this Agreement.

     "Credit Party" means any of Holdings, a Borrower and each Subsidiary Guarantor which is a party to any Credit Document.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "EBITDA" means, for any period, (i) Consolidated Net Income before (a) Consolidated Interest Expense, (b) consolidated interest income, (c) provisions for taxes based on income, and (d) any extraordinary gains or losses, plus (ii) the amount of all depreciation and amortization expense deducted in determining Consolidated Net Income, all as determined, in accordance with GAAP, on a U.S. Dollar equivalent basis for such period; provided, however, that there shall be eliminated from such calculation restructure charges of $15,400,000 taken in the quarter ended September 30, 1993.

     "Effective Date" means the date this Agreement shall become effective as defined in Section 11.16.

     "Eligible Accounts" means, as of the date of the determination thereof, the then aggregate outstanding (i) unpaid balance of all accounts receivable owed to the Borrowers and their Subsidiaries arising from the sale by the Borrowers and their Subsidiaries of finished goods or services to account debtors plus (ii) accrued receivables attributable to finished goods or services performed and completed but which cannot yet be invoiced, which meet the Borrowers' or such Subsidiary's credit standards in effect on such date and which meet all of the criteria listed below to the extent applicable:

     Domestic Receivables:

          (a) at least eighty percent (80%) (in dollar amount) of the account receivable of an account debtor of any of the Borrowers or a domestic Subsidiary has not been outstanding for more than 90 days after the date of invoice, and the account debtor of the account receivable or accrued receivable is not the debtor on any other account owed to Holdings, the Borrowers or any of their Subsidiaries where twenty percent (20%) or more of the account has been outstanding for more than 90 days after the date of invoice; provided, however, that

                    (i) up to a total of $1,500,000 of the accounts receivable of the Borrowers and their domestic Subsidiaries outstanding for more than 90 days after the date of invoice may be included as Eligible Accounts so long as at least eighty percent (80%) (in dollar amount) of the account receivable has not been outstanding for more than 120 days after the date of invoice and the account debtor of the account receivable or accrued receivable is not the debtor on any other account owed to Holdings, the Borrowers or any of their Subsidiaries where twenty percent (20%) or more of the account has been outstanding for more than 120 days after the date of invoice; and

                    (ii) any account receivable outstanding for more than 90 days after the date of invoice may be included as an Eligible Account to the extent that the payment of the account receivable by the account debtor is secured by a letter of credit issued by a financial institution reasonably acceptable to the Agent with the terms thereof matching the terms of payment of such invoice by such account debtor.

     Foreign Receivables:

          (a) at least eighty percent (80%) (in dollar amount) of the account receivable of a foreign Subsidiary has not been outstanding for more than 120 days after the date of invoice, and the account debtor of the account receivable or accrued receivable is not the debtor on any other account owed to Holdings, the Borrowers or any of their Subsidiaries where twenty percent (20%) or more of the account has been outstanding for more than 120 days after the date of invoice; and

          (b) the account debtor of the account receivable or accrued receivable is from a list of account debtors approved by the Agent from time to time or the account receivable or accrued receivable is $4,000 or less.

     All Receivables:

          (a) the account receivable was invoiced on or within thirty (30) days after the date of shipment of the finished goods covered thereby or completion of the services giving rise to such account;

          (b) the account receivable constitutes a valid, binding and legally enforceable obligation of the account debtor to the Borrowers or the relevant Subsidiary;

          (c) the account receivable or accrued receivable has not been sold, assigned or pledged in whole or in part except under the Security Documents;

          (d) none of the Borrowers or their Subsidiaries has any notice that the account debtor of any account receivable or accrued receivable is a debtor under any proceeding under the Bankruptcy Code or any comparable insolvency law;

          (e) the Agent at all times has a perfected first priority security interest in such account receivable or accrued receivable of any domestic Subsidiary;

          (f) the account debtor of the account receivable or accrued receivable is not an Affiliate of any of the Borrowers; and

          (g) a receivable shall not be included in the calculation of Eligible Accounts to the extent that (A) such account receivable or accrued receivable is subject to any claimed offset, counterclaim or other defense, or the goods, the sale of which gave rise to the account receivable or accrued receivable, have been returned, rejected, lost or damaged, or (B) such inclusion would result in the accounts receivable or accrued receivables in the name of the account debtor constituting more than ten percent (10%) of all Eligible Accounts (except for receivables in the name of Aramco or any Affiliate thereof which shall not constitute more than fifteen percent (15%) of all Eligible Accounts).

     "Eligible Inventory" means, as of the date of the determination thereof, the historical cost (net of any write-downs thereto) of all raw materials, work-in-process, finished goods and packaging materials owned by the Borrowers or any Subsidiary located in the United States and in the possession of such Person and, as to finished goods, in marketable condition for resale in which the Agent has a perfected first priority security interest and which is subject to no other Lien.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to the environment, health, safety or Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Loan" means a Loan bearing interest before maturity at the rate specified in Section 2.8(b).

     "Event of Default" means any of the events or circumstances specified in
Section 7.1.

     "Excess Cash Flow" means, without duplication, for any fiscal year, (i) the sum of (A) Consolidated Net Income for such fiscal year, (B) the amount of all non-cash charges (including, without limitation, deferred taxes, non-cash reserves, depreciation, amortization and non-cash interest expense) included in determining Consolidated Net Income for such fiscal year, and (C) any decrease in working capital (determined for purposes of this definition as changes to accounts receivable, inventory, trade payables, and accrued liabilities) from the first day to the last day of such fiscal year, minus (ii) the sum of (A) all capital expenditures made in cash during such fiscal year (including scheduled payments of Capitalized Lease Obligations), (B) the aggregate amount of principal payments and required or permitted prepayments of Indebtedness for borrowed money of Holdings, the Borrowers or their Subsidiaries (other than the portion of any payments made by incurring refinancing Indebtedness or payments of Indebtedness under lending commitments if there was no corresponding reduction in the amount of such commitment), (C) permitted dividends, (D) any increase in working capital from the first day to the last day of such fiscal year, and (E) any required cash mandatory redemption of the Series A Convertible Preferred Stock of Holdings pursuant to the existing provisions thereof.

     "Fixed Charge Coverage Ratio" shall be calculated for any period on a historic four-fiscal quarter rolling basis as the ratio of EBITDA minus all cash income taxes paid (excluding a $500,000 cash income tax overpayment made in September, 1993) to the sum of, without duplication (i) scheduled principal amortization of Indebtedness, required prepayments pursuant to Section 2.10(a), and all Consolidated Interest Expense, (ii) all cash expenditures for fixed or capital assets which in accordance with GAAP would be classified as capital expenditures, plus (iii) all cash dividends or payments paid in respect to the Series A Convertible Preferred Stock of Holdings as permitted herein; provided, however, that there shall be eliminated from such calculation any capital expenditures relating to the Aberdeen Plant made prior to January 26, 1994, and provided, further, that for the fiscal quarter ending June 30, 1994, and the prior three (3) fiscal quarters, the amount of $500,000 only per fiscal quarter shall be included as scheduled principal amortization of the Indebtedness under the TCB Credit Facility notwithstanding the amounts actually paid under the TCB Credit Facility.

     "GAAP" means generally accepted accounting principles from time to time in effect, applied in a manner consistent with those used in the preparation of the audited financial statements for the fiscal year ending December 31, 1993 referred to in Section 5.9.

     "Guarantor" means Holdings and each Subsidiary Guarantor.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by, such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

     "Hazardous Material" means (a) any asbestos, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins and (b) any petroleum product and any chemical, material or other substance defined as "hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law.

     "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans, or under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrowers in connection with the Loans.

     "Holdings" means Tuboscope Vetco International Corporation, a Delaware corporation, and the sole shareholder of each of the Borrowers.

     "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business; (iii) obligations of such Person evidenced by bonds, notes, acceptances, debentures or other similar instruments of such Person or arising out of letters of credit issued for such Person's account; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person; (vi) obligations of such Person pursuant to a Guaranty; and (vii) obligations under Interest Rate Protection Agreements, commodity hedge, commodity swap, exchange, forward, future, collar or cap arrangements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in commodity prices, and futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates.

     "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Borrowings are satisfied or waived in writing, which date shall be no later than June 30, 1994.

     "Interest Coverage Ratio" means, for any period, the ratio of EBITDA minus all cash income taxes paid to Consolidated Interest Expense for such period calculated on a historic, rolling four-quarter basis.

     "Interest Payment Date" means (a) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing September 30, 1994, and (b) for a Eurodollar Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months, the next Business Day occurring three (3) months after the commencement of such Interest Period.

     "Interest Period" means the period commencing on the date that a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and ending on the date 1, 2, 3 or 6 months thereafter as selected by the Borrowers pursuant to the terms of this Agreement.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

     "L/C Commitments" means the commitments of the Revolving Lenders to participate in the Letters of Credit pursuant to Section 2.2 in the percentages set forth opposite their signatures hereto or pursuant to Section 11.10, as such commitments may be reduced from time to time pursuant to this Agreement.

     "L/C Commitment Amount" means $7,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "L/C Documents" means the Letters of Credit, the Agent Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "L/C Obligations" means the undrawn face amounts of all outstanding Letters of Credit, all outstanding Agent Letters of Credit and all unpaid Reimbursement Obligations.

     "Lender" means each Revolving Lender, including the Agent as issuer of Agent Letters of Credit, and each Term Lender.

     "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof, or designated pursuant to
Section 8.4.

     "Letter of Credit" means any of the letters of credit to be issued by the Agent on behalf of the Revolving Lenders for the account of the Borrowers pursuant to Section 2.2(a).

     "LIBOR" means, for an Interest Period, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the arithmetic average of the quotation by each Reference Bank (notified to the Agent by such Reference Bank) of the rate of interest per annum at which deposits in U.S. Dollars in immediately available and freely transferable funds are offered to such Reference Bank two (2) Business Days before the commencement of such Interest Period by major banks in the London interbank market as at or about 10:00 a.m. (London, England time) for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by such Reference Bank as part of such Borrowing. If on any occasion any Reference Bank is unable, or for any reason fails, to so notify the Agent by 11:00 a.m. (London, England time) two (2) Business Days before the first day of such Interest Period, the applicable LIBOR rate shall be determined on the basis of each quotation furnished by those of the Reference Banks which so notify the Agent at or prior to such time.

     "Lien" means any interest in any property or asset securing an obligation owed to, or a claim by, a Person other than the owner of the property or asset, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Loan" mean a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder, outstanding as a Revolving Loan or Term Loan.

     "Majority Lenders" means, at any time, Lenders then holding in the aggregate at least fifty-one percent (51%) of the (a) aggregate outstanding principal amount of the Term Loans, plus (b) so long as the Revolving Credit Commitment has not terminated pursuant to the terms hereof, the Revolving Credit Commitment Amount, or if such Commitment has so terminated, the aggregate Revolving Obligations (excluding the aggregate L/C Obligations with respect to Agent Letters of Credit), plus (c) so long as the Agent L/C Commitment has not terminated pursuant to the terms hereof, the Agent L/C Commitment Amount, or if such Commitment has so terminated, the aggregate L/C Obligations with respect thereto. The overall percentage set forth opposite each Lender's name on the signature page hereto reflects the initial voting percentage of each Lender hereunder subsequent to the Borrowings of the Term Loans on the Initial Borrowing Date.

     "Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of Holdings, the Borrowers and their Subsidiaries taken as a whole, the Borrowers and their Subsidiaries taken as a whole, or the Borrowers taken as a whole.

     "Material Subsidiary" means each of the Subsidiary Guarantors and each other Subsidiary of the Borrowers that has assets having a fair market value of at least $1,000,000 or, if a Subsidiary is acquired after the Initial Borrowing Date, having an acquisition cost of at least $1,000,000.

     "Maturity Date" means (a) in the case of the Tranche A Term Loan, June 30, 1999, (b) in the case of the Tranche B Term Loan, June 30, 2001, and (c) in the case of the Revolving Loans, June 30, 1997.

     "Maximum Revolving Amount" means the limit on Revolving Loans and other Revolving Obligations as defined in Section 2.1.

     "Moody's" means Moody's Investors Services, Inc.

     "Mortgages" means all mortgages or deeds of trust granting the Agent a Lien on Mortgaged Properties in substantially the forms of Exhibit 4.1C.

     "Mortgaged Properties" means the real properties described on Schedule 5.20 and all real properties mortgaged in favor of the Agent for the benefit of the Lenders after the Effective Date pursuant to Section 6.11.

     "Net Cash Proceeds" means for any Transfer of an asset (including any sale and leaseback of assets), the cash proceeds (including any cash payments actually received as a deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable or otherwise) of such Transfer net of (x) all legal fees, accountant fees, investment banking fees, survey costs, title insurance premiums, required debt payments (other than pursuant hereto) and other customary fees and expenses actually incurred and documented in connection therewith, (y) taxes paid or payable as a result thereof, and (z) purchase price adjustments reasonably expected to be payable in connection therewith.

     "Note" means a Revolving Note, a Term Note or the Agent L/C Note.

     "Obligations" means all joint and several obligations of the Borrowers to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and Reimbursement Obligations and to pay any other obligations to the Agent or any Lender arising under or in relation to any Credit Document, and all obligations of any other Credit Party to make any payment or reimburse any fees, costs or expenses to the Agent or any Lender arising under or in relation to any Credit Document.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Percentage" means for any Lender its Revolver Percentage, Tranche A Term Percentage or Tranche B Term Percentage.

     "Permitted Liens" are the Liens defined in Section 6.16.

     "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by Holdings, the Borrowers or any of their Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Holdings, the Borrowers or any of their Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five
(5) plan years made or had an obligation to make contributions.

     "Pledge Agreements" means, as to domestic Subsidiaries, the Pledge Agreements in substantially the form of Exhibit 4.1A, and as to direct foreign Subsidiaries of the Borrowers, in a form reasonably acceptable to the Agent, executed and delivered by Holdings, Tuboscope Vetco International Inc., Tuboscope Vetco Capital Corp., and any other Credit Parties required from time to time to execute and deliver a Pledge Agreement pursuant to the terms of this Agreement.

     "Pounds Sterling L/C" means the TCB Letter of Credit in the face amount of 750,000 Pounds Sterling with an expiration date of November 25, 1994, as described in Section 2.1.

     "Reference Banks" means ABN AMRO and Bank of America National Trust and Savings Association.

     "Reimbursement Obligation" means the obligations of the Borrowers to reimburse the Agent for each drawing under a Letter of Credit or an Agent Letter of Credit as described in Section 2.2(d).

     "Revolver Percentage" means, for each Revolving Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment; provided, that, if the Revolving Credit Commitments are terminated, each Revolving Lender's Revolver Percentage shall be calculated based on its Revolving Credit Commitment in effect immediately before such termination, subject to any assignments by such Lender of Revolving Obligations pursuant to
Section 11.10.

     "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1-2.2.

     "Revolving Credit Commitment" means, relative to any Lender, such Lender's obligations to make Revolving Loans pursuant to Section 2.1.

     "Revolving Credit Commitment Amount" means an amount equal to $35,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Revolving Credit Majority Lenders" means Revolving Lenders then holding in the aggregate at least fifty-one percent (51%) of the Revolver Percentages.

     "Revolving Lender" means each Lender with a Revolving Credit Commitment or which acquires a Revolving Credit Commitment pursuant to Section 11.10.

     "Revolving Loan" means the revolving loans described in Section 2.1.

     "Revolving Note" means certain promissory notes of the Borrowers as defined in Section 2.12.

     "Revolving Obligations" means the sum of the principal amount of all Revolving Loans and L/C Obligations outstanding.

     "SEC" means the Securities and Exchange Commission.

     "S&P" means Standard & Poor's Corporation.

     "Security" has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Security Agreements" means the Security Agreements in substantially the form of Exhibit 4.1B executed and delivered to the Agent by each of the Borrowers and the Subsidiary Guarantors of the Borrowers.

     "Security Documents" means the Pledge Agreements, the Security Agreements, the Mortgages, Section 7.4 of this Agreement and all other security agreements, mortgages and like agreements or instruments delivered by the Borrowers or any Guarantor granting a Lien in any of such Person's property to the Agent for the benefit of the Lenders to secure the Obligations, as any of the same may be amended, supplemented or otherwise modified from time to time.

     "Subordinated Debt" means all Indebtedness of Tuboscope Vetco International Inc. pursuant to those certain 10 3/4% Senior Subordinated Notes due 2003 in the original principal amount of $75,000,000 and any amendments to or rearrangements or refinancings thereof so long as the maturity date thereof is at least thirty
(30) days after the Maturity Date of the Tranche B Term Loan and no principal payments are required to be made thereon before the Maturity Date of the Tranche B Term Loan.

     "Subsidiary" means, for Holdings or the Borrowers, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by Holdings or the Borrowers, as applicable, or by one or more of their Subsidiaries.

     "Subsidiary Guarantor" means Tuboscope Pipeline Services Inc., a Texas corporation, Tube-Kote Inc. d/b/a Tuboscope Vetco International Oilfield Services, a Texas corporation, and any other Subsidiary of the Borrowers required to become a Subsidiary Guarantor hereunder pursuant to Section 6.12.

     "TCB" means Texas Commerce Bank National Association, as agent for the lenders under the TCB Credit Facility.

     "TCB Credit Facility" means that certain Credit Agreement dated as of October 25, 1991, among TCB, the lenders parties thereto, Tuboscope Inc. (now known as Tuboscope Vetco International Inc.) and Tuboscope Limited (now known as Tuboscope Pipeline Services Ltd.), as heretofore amended.

     "TCB Letters of Credit" means those letters of credit issued by TCB under, and pursuant to the terms of, the TCB Credit Facility as described in Section 2.2.

     "Tangible Net Worth" means Consolidated Net Worth minus net intangible assets as determined in accordance with GAAP.

     "Term Credit" means the credit facility for Term Loans described in Section 2.3.

     "Term Loan Commitments" means the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment.

     "Term Loans" means the Tranche A Term Loan and the Tranche B Term Loan.

     "Term Notes"  means the Tranche A Term Notes and the Tranche B Term Notes.

     "Total Capital" means the sum of Total Funded Debt plus Consolidated Net Worth.

     "Total Funded Debt" means, as of any date, on a consolidated basis for Holdings, the Borrowers and their Subsidiaries, the sum of (i) indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and obligations to pay the deferred purchase price of property which in accordance with GAAP would be shown on the consolidated balance sheet as a liability, excluding any overdrafts as provided in Section 6.17(j) and any obligations arising out of letters of credit until there is a drawing thereon, and (ii) all obligations as lessee under leases which are required to be recorded as Capitalized Lease

Obligations in accordance with GAAP, excluding any obligation to purchase any asset at the end of a lease term until such asset is so purchased.

     "Total Funded Debt to EBITDA Ratio" means the ratio, expressed as a percentage, of (a) Total Funded Debt to (b) EBITDA calculated on a historic, rolling full four fiscal-quarter basis. For purposes of determining the appropriate Total Funded Debt to EBITDA Ratio, figures of one-half of one percent (.5%) or more shall be rounded upwards to the nearest integral multiple of one percent (1%) and figures of less than one-half of one percent (.5%) shall be rounded down to the nearest integral multiple of one percent (1%). The Borrowers shall give written notice within three (3) Business Days to the Agent of any changes in the Total Funded Debt to EBITDA Ratio which result in a change to any Applicable Margin.

     "Tranche A Term Lender" means each Lender with a Tranche A Term Loan Commitment or which acquires a Tranche A Term Loan pursuant to Section 11.10.

     "Tranche A Term Loan" means the term loan described in Section 2.3(a).

     "Tranche A Term Loan Commitment" means, relative to any Lender, such Lender's obligations to make a Tranche A Term Loan pursuant to Section 2.3(a).

     "Tranche A Term Loan Commitment Amount" means $13,000,000.

     "Tranche A Term Notes" means certain promissory notes of the Borrowers as defined in Section 2.12.

     "Tranche A Term Percentage" means, for each Tranche A Term Lender the percentage of the Tranche A Term Loan Commitments represented by such Lender's Tranche A Term Loan Commitment and after the Initial Borrowing Date, the percentage of the aggregate Tranche A Term Loans owed to all Lenders that are then owed to such Lender.

     "Tranche B Term Lender" means each Lender with a Tranche B Term Loan Commitment or which acquires a Tranche B Term Loan pursuant to Section 11.10.

     "Tranche B Term Loan" means the term loan described in Section 2.3(b).

     "Tranche B Term Loan Commitment" means, relative to any Lender, such Lender's obligations to make a Tranche B Term Loan pursuant to Section 2.3(b).

     "Tranche B Term Loan Commitment Amount" means $10,000,000.

     "Tranche B Term Notes" means certain promissory notes of the Borrowers as defined in Section 2.12.

     "Tranche B Term Percentage" means, for each Tranche B Term Lender the percentage of the Tranche B Term Loan Commitments represented by such Lender's Tranche B Term Loan

Commitment and after the Initial Borrowing Date, the percentage of the aggregate Tranche B Term Loans owed to all Lenders that are then owed to such Lender.

     "Transfer" means a sale, transfer, conveyance, assignment or other disposition, including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset having a fair market value in excess of $25,000, but excluding any involuntary transfer by operation of law, damage or destruction.

     "TVIES" means Tuboscope Vetco International Environmental Services, Inc.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of Holdings, the Borrowers or any of their Subsidiaries to the PBGC or the Plan.

     Section 1.2.  Interpretation.  The foregoing definitions shall be equally
                   --------------
applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Houston, Texas time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP as in effect from time to time; provided, that, if the Borrowers notify the Agent that the Borrowers wish to amend any provision hereof to eliminate the effect of any change after the date hereof in GAAP (including its generally accepted application or interpretation) on the operation of such provision (or if the Agent notifies the Borrowers that the Majority Lenders wish to amend any provision for such purpose), then such provision shall be interpreted and the Borrowers' compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrowers and the Majority Lenders.

SECTION 2.  THE CREDIT FACILITIES.

     Section 2.1.  Ratable Borrowings under the Revolving Credit.  Subject to
                   ---------------------------------------------
the terms and conditions hereof, each Revolving Lender severally and not jointly agrees to make one or more loans (each a "Revolving Loan") to the Borrowers from time to time before the applicable Maturity Date on a revolving basis up to the amount of its revolving credit commitment set forth on the applicable signature page hereof or pursuant to Section 11.10 (for each Revolving Lender, its "Revolving Credit Commitment"), subject to any reductions thereof pursuant to the terms of this Agreement. The aggregate principal amount of Revolving Loans and other Revolving Obligations outstanding to the Borrowers shall not at any time exceed the lesser of: (x) the sum of the Revolving Credit Commitment Amount and the Agent L/C Commitment Amount and (y) the Borrowing Base in effect at such time (such lesser amount being the "Maximum Revolving Amount"). Each Borrowing of Revolving Loans shall be made ratably from the Revolving

Lenders in proportion to their respective Revolver Percentages. Revolving Loans may be repaid and all or any portion of the principal amount reborrowed before the applicable Maturity Date, subject to the terms and conditions hereof. Funding of any Revolving Loans shall be in U.S. Dollars except any Revolving Loan to fund any draw of a Back to Back Letter of Credit with respect to that certain TCB Letter of Credit in the face amount of 750,000 Pounds Sterling with an expiration date of November 25, 1994 (the "Pounds Sterling L/C"), or to fund any draw with respect to any renewal of such Pounds Sterling L/C by the Agent hereunder.

     Section 2.2.  Letters of Credit under the Revolving Credit. (a) Letters of
                   --------------------------------------------      ----------
Credit.   Subject to the terms and conditions hereof, the Agent agrees to issue,
- ------
on behalf of the Revolving Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit (each a "Letter of Credit") for the Borrowers' account in an aggregate undrawn face amount at any time outstanding not to exceed the L/C Commitment Amount; provided, that the Agent shall have no obligation to issue a Letter of Credit if (x) the outstanding Revolving Obligations would thereby exceed the Maximum Revolving Amount then in effect, (y) the outstanding L/C Obligations would thereby exceed the L/C Commitment Amount, or (z) the issuance of such Letter of Credit would conflict with any legal or regulatory restriction then applicable to the Agent or any other Revolving Lender as notified by such other Revolving Lender to the Agent before the date of issuance of the Letter of Credit. On the Initial Borrowing Date, the Agent shall issue, on behalf of the Revolving Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit ("Back to Back Letters of Credit") for the Borrowers' account and for the benefit of TCB in an aggregate amount equal to the outstanding undrawn face amount of the Letters of Credit (as defined in the TCB Credit Facility) issued under, and pursuant to the terms of, the TCB Credit Facility (the "TCB Letters of Credit") any such letters of credit (x) to be in the same amounts, (y) with an expiration date no later than thirty (30) days after the expiration dates of such TCB Letters of Credit which in any event shall be no later than one (1) year after the applicable Maturity Date for Revolving Loans, and (z) to provide that TCB may make a drawing thereunder in the event and to the extent TCB pays a drawing under the TCB Letter of Credit. The Back to Back Letters of Credit shall be included as Letters of Credit for all purposes hereunder, provided, that the aggregate undrawn face amounts of the TCB Letters of Credit and any corresponding reimbursement obligation of any of the Borrowers to TCB with respect thereto shall not be included within the outstanding L/C Obligations hereunder or be considered Indebtedness hereunder. All Letters of Credit and Back to Back Letters of Credit, except for the Back to Back Letter of Credit with respect to the Pounds Sterling L/C and any renewal thereof hereunder, shall be issued in face amounts of U.S. Dollars.

     (b) Agent Letters of Credit.  Subject to the terms and conditions hereof,
         -----------------------
the Agent agrees to issue, on its behalf only, one or more letters of credit (each an "Agent Letter of Credit") for the Borrowers' account, each in an initial face amount of less than $100,000, and in an aggregate undrawn face amount at any time outstanding not to exceed the Agent L/C Commitment Amount (the "Agent L/C Commitment"); provided, that the Agent shall have no obligation to issue an Agent Letter of Credit if (x) the outstanding Revolving Obligations would thereby exceed the Maximum Revolving Amount then in effect, (y) the outstanding L/C Obligations would thereby exceed the L/C Commitment Amount, or
(z) the issuance of such Agent Letter of Credit would conflict with any legal or regulatory restriction then applicable to the Agent. All Agent Letters of Credit shall be issued in face amounts of U.S. Dollars.

     (c) Issuance Procedure.  To request that the Agent issue a Letter of Credit
         ------------------
or an Agent Letter of Credit, the Borrowers shall deliver to the Agent a duly executed Borrowing Request in the form of Exhibit 2.2(A) and an Issuance Request in the form of Exhibit 2.2(B), together with a duly executed application for the relevant Letter of Credit or Agent Letter of Credit in the form then customarily used by the Agent for a letter of credit of the type requested, whether standby or commercial (each an "Application"), completed to the reasonable satisfaction of the Agent, and such other documentation and information as the Agent may reasonably request. The current forms of the Agent's Applications are attached as Appendices I and II hereto. Upon receipt of a properly completed and executed Application and any other reasonably requested documents or information at least two (2) Business Days prior to any requested issuance date (except for Back to Back Letters of Credit which shall be issued on the Initial Borrowing Date so long as a properly completed Application is received by the Agent at least five (5) days prior to such date), the Agent will process such Application in accordance with its customary procedures and issue the requested Letter of Credit or Agent Letter of Credit on the requested issuance date. The Borrowers may cancel any requested issuance of a Letter of Credit (except for Back to Back Letters of Credit) or Agent Letter of Credit prior to the issuance thereof. The Agent will notify each Revolving Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof and will provide the Borrowers and each Revolving Lender with a copy of any new form of Application it adopts. Each Letter of Credit and Agent Letter of Credit shall have an expiration date no later than one (1) year after the applicable Maturity Date for Revolving Loans. If the Agent issues any Letters of Credit or Agent Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (x) the expiration date of such Letter of Credit or Agent Letter of Credit if so extended would be more than one (1) year after the applicable Maturity Date for Revolving Loans, (y) the Revolving Credit Commitments or the Agent L/C Commitment have been terminated, as the case may be, or (z) an Event of Default exists and either the Revolving Credit Majority Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit or the Agent elects in its sole discretion to not permit the extension of the expiration date of such Agent Letter of Credit, as the case may be. The Agent agrees to issue amendments to any Letter of Credit or Agent Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrowers subject to the conditions precedent for all Loans of Section 4.2 and the other terms of this Section 2.2.

     (d) The Borrowers' Reimbursement Obligations.  The Agent shall give the
         ----------------------------------------
Borrowers notice of any drawing on a Letter of Credit or Agent Letter of Credit promptly, and in no event later than one (1) Business Day after such drawing. The obligation of the Borrowers to reimburse the Agent for each drawing under a Letter of Credit or an Agent Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application for such Letter of Credit or such Agent Letter of Credit, except that (i) reimbursements by the Borrowers of drawings shall be made in the manner specified in Section 3.2 within two (2) Business Days from when such drawing is paid, (ii) the Borrowers shall pay fees in connection with each Letter of Credit or Agent Letter of Credit as set forth in
Section 3.1(b), (iii) the Agent will not call for (A) the funding by the Borrowers of any amount under a Letter of Credit or Agent Letter of Credit before being presented with a drawing thereunder or (B) any other additional collateral security for any obligations of the Borrowers under an Application except pursuant to the cash collateral provisions contained in Section 7.4, and (iv) the Reimbursement Obligation shall bear interest (which the Borrowers hereby promise to pay) from and after the date such drawing is paid until the Reimbursement Obligation is paid at the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate plus the Applicable Base Margin so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 2.11(c), whether or not the applicable Maturity Date for Revolving Loans shall have occurred. In addition, for the benefit of the Agent and each Revolving Lender, the Borrowers agree that, notwithstanding any provision of any Application, the obligations of the Borrowers under this Section 2.2(d) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) any lack of validity or enforceability of any of the L/C
     Documents;

          (ii) any amendment or waiver of or any consent to depart from all or any of the provisions of any of the L/C Documents;

          (iii) the existence of any claim, set-off, defense or other right the Borrowers may have at any time against a beneficiary of a Letter of Credit or of an Agent Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit or an Agent Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Agent under a Letter of Credit or an Agent Letter of Credit against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit or the Agent Letter of Credit, provided, that the Agent's determination that documents presented under the Letter of Credit or the Agent Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

          (vi) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.2(d), constitute a legal or equitable discharge of the Borrowers' obligations hereunder or under an Application.

If there shall be a drawing on a Letter of Credit or an Agent Letter of Credit before the applicable Maturity Date for the Revolving Loans, the Borrowers shall pay the Reimbursement Obligation with respect thereto with interest thereon as provided herein within two (2) Business Days from when such Reimbursement Obligation becomes due with either funds not borrowed hereunder or with a Borrowing subject to the terms and conditions hereof and Section 2.5(c). If there shall be a drawing on a Letter of Credit or an Agent Letter of Credit after the applicable

Maturity Date for Revolving Loans, the Reimbursement Obligation resulting therefrom shall be paid by the Borrowers within two (2) Business Days from when such Reimbursement Obligation becomes due with funds not borrowed hereunder.

     (e) The Participating Interests.  Each Revolving Lender severally and not
         ---------------------------
jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Revolving Lender, an undivided percentage participating interest, to the extent of its Revolver Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrowers to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Section 2.2(d), or if the Agent is required at any time to return to any of the Borrowers or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by any of the Borrowers of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Revolving Lender, and the Agent shall have the right to require each Revolving Lender to fund its participation in such Reimbursement Obligation. Each Revolving Lender (except the Agent to the extent it is also a Revolving Lender) shall pay to the Agent an amount equal to its Revolver Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 1:00 p.m. (New York, New York time), or not later than the following Business Day if such notice is received after such time. If a Revolving Lender fails to timely pay such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Revolving Lender at a rate per annum equal to the Base Rate in effect for each such day and only after such payment shall such Revolving Lender be entitled to receive its Revolver Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon and any proceeds of any Collateral with respect thereto. If any such Revolving Lender fails to pay such amount to the Agent, any payments made by the Borrowers with respect to the relevant Reimbursement Obligation, or any proceeds of any Collateral with respect thereto, shall first be applied by the Agent to the unfunded participation in such Reimbursement Obligation before any other Lenders receive any payments or proceeds.

     The several obligations of the Revolving Lenders to the Agent under this
Section 2.2(e) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment any Revolving Lender may have or have had against the Borrowers, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Revolving Lender, and each payment by a Revolving Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

     Section 2.3.  Borrowings of Term Loans.  (a) Tranche A.  Subject to the
                   ------------------------       ---------
terms and conditions hereof, each Tranche A Term Lender agrees to make a loan (each a "Tranche A Term Loan") to the Borrowers on the Initial Borrowing Date up to the amount of its Tranche A term loan commitment set forth on the applicable signature page hereof (its "Tranche A Term Loan Commitment"). The Tranche A Term Loans shall be made ratably from the Tranche A Term Loan Lenders in proportion to their respective Tranche A Term Percentages. No Tranche A

Term Lender shall be permitted or required to make any Tranche A Term Loan if, after giving effect thereto, the aggregate principal amount of all Tranche A Term Loans (i) of all Tranche A Term Lenders would exceed the Tranche A Term Loan Commitment Amount, or (ii) of such Tranche A Term Lender would exceed its Tranche A Term Loan Commitment. Any portion of the Tranche A Term Loan Commitments not borrowed on the Initial Borrowing Date shall terminate and not be available for borrowing. Funding of the Tranche A Term Loan shall be in U.S. Dollars.

     (b) Tranche B.  Subject to the terms and conditions hereof, each Tranche B
         ---------
Term Lender agrees to make a single loan (each a "Tranche B Term Loan") to the Borrowers on the Initial Borrowing Date up to the amount of its Tranche B term loan commitment set forth on the applicable signature page hereof (its "Tranche B Term Loan Commitment"). The Tranche B Term Loans shall be made ratably from the Tranche B Term Loan Lenders in proportion to their respective Tranche B Term Percentages. No Tranche B Term Lender shall be permitted or required to make any Tranche B Term Loan if, after giving effect thereto, the aggregate principal amount of all Tranche B Term Loans (i) of all Tranche B Term Lenders would exceed the Tranche B Term Loan Commitment Amount, or (ii) of such Tranche B Term Lender would exceed its Tranche B Term Loan Commitment. Any portion of the Tranche B Term Loan Commitments not borrowed on the Initial Borrowing Date shall terminate and not be available for borrowing. Funding of the Tranche B Term Loan shall be in U.S. Dollars.

     Section 2.4.  Types of Loans and Minimum Borrowing Amounts.  Borrowings of
                   --------------------------------------------
both Revolving Loans and Term Loans may be outstanding as either Base Rate Loans or Eurodollar Loans, as selected by the Borrowers pursuant to Section 2.5. All Tranche A Term Loan Borrowings and all Tranche B Term Loan and Revolving Loan Borrowings advanced on the Initial Borrowing Date shall be advanced as Base Rate Loans. Each Borrowing of Base Rate Loans shall be in an amount of not less than $300,000 and each Borrowing of (a) a Eurodollar Loan that is a Revolving Loan shall be in an amount of not less than $2,000,000, and (b) a Eurodollar Loan that is a Term Loan shall be in an amount of not less than $3,000,000 from the Initial Borrowing Date through June 30, 1996, and $2,000,000 thereafter through the Maturity Date of the Tranche B Term Loan.

     Section 2.5.  Manner of Borrowing.  (a) Notice to the Agent.  Except as
                   -------------------       -------------------
provided in Section 2.4 prior to the Initial Borrowing Date, the Borrowers shall give notice to the Agent by no later than 11:00 a.m. (Houston, Texas time) (i) at least three (3) Business Days before the date on which the Borrowers request the Lenders to advance a Borrowing of Eurodollar Loans, and (ii) on the date the Borrowers request the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrowers may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, the Borrowers may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period specified by the Borrowers or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrowers may earlier convert part or all of such Borrowing into Base Rate Loans so long as they pay the breakage fees provided in Section 2.13, (ii) if such

Borrowing is of Base Rate Loans, on any Business Day, the Borrowers may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period specified by the Borrowers. Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 11:00 a.m. (Houston, Texas time) at least three (3) Business Days before the date of the requested continuation or conversion. The Borrowers shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, whether any portion the requested Borrowing shall be used for funding any acquisition pursuant to the provisions of Section 5.5, the Credit under which the Borrowing is to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrowers agree that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrowers without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

     (b) Notice to the Lenders.  The Agent shall give prompt telephonic, telex
         ---------------------
or facsimile notice to each Lender under a Credit of any notice received pursuant to Section 2.5(a) above relating to a Borrowing under such Credit. The Agent shall give notice to the Borrowers and each Lender under a Credit by like means of the interest rate applicable to each Borrowing of Eurodollar Loans under such Credit (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

     (c) Borrowers' Failure to Notify.  If the Borrowers fail to give notice
         ----------------------------
pursuant to Section 2.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans or of a Borrowing of Loans equal to the amount of a Reimbursement Obligation and has not notified the Agent by 11:00 a.m. (Houston, Texas time) at least three (3) Business Days before the last day of the Interest Period for such Borrowing of Eurodollar Loans or the day such Reimbursement Obligation becomes due that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrowers shall be deemed to have requested, as applicable, the conversion of such Borrowing of Eurodollar Loans into a Borrowing of Base Rate Loans or, subject to all other provisions hereof, the advance of a new Borrowing of Base Rate Loans under the Revolving Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due. For purposes of funding any Reimbursement Obligation as a result of any draw on the Back to Back Letter of Credit with respect to the Pounds Sterling L/C or any renewal thereof, the Borrowing shall be in U.S. Dollars as converted on the date of such draw.

     (d) Disbursement of Loans.  Not later than 12:00 p.m. (New York, New York
         ---------------------
time) on the date of any requested advance of a new Borrowing of Loans, each Lender under the relevant Credit, subject to all other provisions hereof, shall make available its Loan comprising its ratable share of such Borrowing in funds immediately available in New York, New York for the benefit of the Agent. The Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrowers on such date. No Lender shall be responsible to the Borrowers for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

     (e) Agent Reliance on Lender Funding.  Unless the Agent shall have been
         --------------------------------
notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrowers the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrowers attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrowers and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the interest rate attributable to the relevant Loan. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrowers will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

     Section 2.6.  Interest Periods.  As provided in Section 2.5(a), at the time
                   ----------------
of each request for the advance or continuation of, or conversion into, a Borrowing of Eurodollar Loans, the Borrowers shall select an Interest Period applicable to such Loans from among the available options; provided, however, that:

     (a) the Borrowers may not select an Interest Period for a Borrowing of Revolving Loans that extends beyond the applicable Maturity Date for Revolving Loans;

     (b) the Borrowers may not select an Interest Period for a Borrowing of Term Loans that would end after an Amortization Date if, as a result, the aggregate principal amount of Loans scheduled to be outstanding under the Term Credit with Interest Periods ending after such Amortization Date would exceed the principal amount of Term Loans permitted to be outstanding after such Amortization Date unless the Borrowers confirm their agreement to pay the breakage fees provided in Section 2.13 at the time of such selection;

     (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be
(i) extended to the next succeeding Business Day, or (ii) reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

     (d) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.7.  Maturity of Loans.  Each Revolving Loan shall mature and
                   -----------------
become due and payable by the Borrowers on the applicable Maturity Date therefor. The Borrowers shall repay the Term Loans on the last Business Day of each calendar quarter, commencing September 30, 1994 (each an "Amortization Date"), in the quarterly principal amounts set forth opposite such period on
Schedule 2.7 hereto (or, if less, the aggregate principal amount of Term Loans then outstanding). The Borrowers shall repay in full the unpaid principal amount of each Term Loan upon the applicable Maturity Date therefor. The Lenders may elect to extend the Maturity Date of the Revolving Loans in their sole discretion upon such terms and conditions as may be agreed upon by all of the Lenders and the Borrowers.

     Section 2.8.  Applicable Interest Rates.  (a) Base Rate Loans.  Each Base
                   -------------------------       ---------------
Rate Loan shall bear interest (computed on the basis of a 365 or 366 day year, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Base Rate from time to time in effect plus the Applicable Base Margin, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

     (b) Eurodollar Loans.  Each Eurodollar Loan shall bear interest (computed
         ----------------
on the basis of a 360 day year and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of LIBOR plus the Applicable Eurodollar Margin applicable to such Loan, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan.

     (c) Rate Determinations.  The Agent shall determine each interest rate
         -------------------
applicable to the Loans and Reimbursement Obligations hereunder and such determination shall be conclusive and binding except in the case of manifest error or willful misconduct.

     Section 2.9.  Optional Prepayments.  The Borrowers shall have the privilege
                   --------------------
of prepaying Base Rate Loans without premium or penalty in whole or in part at any time (but, if in part, then in an amount which is equal to or greater than $300,000); provided, however, that the Borrowers shall have given notice of such prepayment to the Agent no later than 11:00 a.m. (Houston, Texas time) on the date of such prepayment. The Borrowers shall have the privilege of prepaying Eurodollar Loans (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $1,000,000) only on the last Business Day of an Interest Period for such Loan, and (b) at any other time so long as the breakage fees provided for in Section 2.13 are paid; provided, however, that the Borrowers shall have given notice of such prepayment to the Agent no later than 11:00 a.m. (Houston, Texas time) at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date. Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of such prepayment. Optional prepayments of the Term Loans shall be applied pro rata to the Tranche A Term Loan and the Tranche B Term Loan according to the respective principal amounts outstanding thereunder and within each of the Tranche A Term Loan and the Tranche B Term Loan in inverse order of their maturities. Amounts prepaid under the Term Loans may not be reborrowed. Optional prepayments of the Revolving Loans shall be applied to the Revolving Loans, then pro rata to the Reimbursement Obligations with respect to Letters of Credit and Agent Letters of Credit. The Borrowers may direct the application of any optional or mandatory prepayment hereunder to the Base Rate Loans or Eurodollar Loans outstanding of the type of Loans being prepaid.

     Section 2.10.  Mandatory Prepayments of Loans.  (a) If the aggregate
                    ------------------------------
principal amount of outstanding Revolving Loans and L/C Obligations shall at any time for any reason exceed the Maximum Revolving Amount then in effect, the Borrowers shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Revolving Lenders as a prepayment of the Revolving Loans and, if all Revolving Loans have been paid, a prefunding of Letters of Credit. Any mandatory prepayment of Revolving Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.9, but immediately upon determining the need to make any such prepayment, the Borrowers shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Revolving Loans prepaid and any applicable breakage fees pursuant to Section 2.13.

     (b) Within ten (10) Business Days after receipt by Holdings, the Borrowers or any of their Subsidiaries of cash proceeds from any Transfer of an asset (except Transfers permitted by Section 6.20 and except as otherwise required by Section 6.23), the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to the Net Cash Proceeds from such Transfer.

     (c) Within three (3) Business Days after receipt by the Borrowers or any of their Material Subsidiaries of the proceeds of (i) insurance on or condemnation of any property or (ii) any indemnification agreement with any Person which provides recovery (but only to the extent of such actual recovery) for any property which is Collateral or required to be Collateral hereunder or which has been included in the Borrowing Base, the Borrowers shall make a mandatory prepayment of the Term Loans unless such proceeds are disclosed in Schedule 2.10 or such proceeds are segregated in a special account denoted as insurance or indemnification proceeds and used promptly for replacement or reconstruction of such property.

     (d) Within ninety (90) days after the last day of a fiscal year of the Borrowers, commencing with the fiscal year ending December 31, 1994, the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to fifty percent (50%) of Excess Cash Flow of Holdings, the Borrowers and their Subsidiaries for such preceding fiscal year.

     (e) After the Term Loans have been paid in full, the Borrowers shall not be required to make any further mandatory prepayments of Excess Cash Flow or pursuant to Section 2.10(b) or (c). All mandatory prepayments pursuant to
Section 2.10(b), (c) and (d) shall be applied to the Term Loans as set forth in
Section 2.9.

     Section 2.11.  Default Rate.  If any payment of principal on any Loan is
                    ------------
not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

     (a) for any Base Rate Loan the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Base Margin;

     (b) for any Eurodollar Loan the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Base Margin; and

     (c) for any unpaid Reimbursement Obligations with respect to Letters of Credit or Agent Letters of Credit, the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Base Margin.

It is the intention of the Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or, if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrowers); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Notes or to the Reimbursement Obligations (or if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrowers). To the extent that
Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (Weekly) rate ceiling from time to time in effect, subject to their right subsequently to change such method in accordance with applicable law. In the event the Loans and all Reimbursement Obligations are paid in full by the Borrowers prior to the full stated term of the Loans and the interest received for the actual period of the existence of the Loans exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrowers the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of the Agent or the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate.

     Section 2.12.  The Notes. (a) The Revolving Loans outstanding to the
                    ---------
Borrowers from each Revolving Lender shall be evidenced by a single promissory note of the Borrowers payable to such Revolving Lender in the form of Exhibit 2.12A (each a "Revolving Note"). The Tranche A Term Loans outstanding to the Borrowers from each Tranche A Term Lender shall be evidenced by a single promissory note of the Borrowers payable to such Tranche A Term Lender in the form of Exhibit 2.12B (each a "Tranche A Term Note"). The Tranche B Term Loans outstanding to the Borrowers from each Tranche B Term Lender shall be evidenced by a single promissory note of the Borrowers payable to such Tranche B Term Lender in the form of Exhibit 2.12C, or such greater number of promissory notes as reasonably requested by such Lender (each a "Tranche B Term Note"). All Reimbursement Obligations with respect to the Agent Letters of Credit outstanding of the Borrowers to the Agent shall be evidenced by a single promissory note of the Borrowers payable to the Agent as a Lender in the form of
Exhibit 2.12D (the "Agent L/C Note").

     (b) Each holder of a Note shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan outstanding from it to the Borrowers under a Credit, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurodollar Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Loans outstanding to it hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrowers the Note to be replaced, the Borrowers shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 2.13.  Breakage Fees.  If any Lender incurs any loss, cost or
                    -------------
expense (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

     (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);

     (b) any failure to make a principal or interest payment of a Eurodollar Loan on the due date therefor; or

     (c) any failure by the Borrowers to borrow, prepay or convert a Eurodollar Loan on the date specified in a notice given pursuant to Section 2.5(a),

then the Borrowers shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrowers a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrowers shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein.

     Section 2.14.  Commitment Terminations.  The Borrowers shall have the right
                    -----------------------
at any time and from time to time, upon five (5) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Revolving Credit Commitments or L/C Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 as determined by the Borrowers and in integral multiples of $1,000,000, and (ii) allocated ratably among the Revolving Lenders in proportion to their respective Revolving Credit Commitments and L/C Commitments, as applicable; provided, that the Revolving Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations with respect to Letters of Credit, and the L/C Commitment Amount may not be reduced to an amount less than the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations with respect to Letters of Credit, in each case after giving effect to payments on such proposed termination or reduction date, unless the Borrowers provide to the Agent cash collateral in an amount sufficient to cover such shortage or back to back letters of credit from a bank(s) or financial institution(s) satisfactory to the Majority Lenders in an amount equal to the undrawn face amount of any applicable outstanding Letters of Credit with an expiration date of at least five (5) days after the expiration date of any applicable Letter of Credit and which provide that the Agent may make a drawing thereunder in the event that it pays a drawing under such Letter of Credit. The Agent shall give prompt notice to each Revolving Lender of any such termination of Commitments. The Borrowers shall also have the right at any time upon five
(5) Business Days' prior and irrevocable written notice to the Agent, to terminate the Agent L/C Commitment without premium or penalty in whole; provided, that no Agent Letters of Credit or any Reimbursement Obligations with respect thereto are outstanding. Any termination of Commitments pursuant to this Section 2.14 is permanent and may not be reinstated.

SECTION 3.  FEES AND PAYMENTS.

     Section 3.1.  Fees.  (a) Revolving Credit Commitment Fee.  For the period
                   ----       -------------------------------
from the Effective Date to and including the applicable Maturity Date for Revolving Loans, the Borrowers shall pay (i) to the Agent for the ratable account of the Revolving Lenders, and (ii) to the Agent for its own account, as the case may be, a commitment fee (computed on a basis of a 360 day year, and actual days elapsed) on the average daily difference between (x) the sum of the Revolving Credit Commitment Amount and the Agent L/C Commitment Amount, and (y) the Revolving Obligations, such fee to be calculated from time to time at the rate per annum set forth opposite the relevant Total Funded Debt to EBITDA Ratio set forth below:

          Total Funded Debt to EBITDA Ratio          Commitment Fee
          ---------------------------------          --------------

          Greater than 450%                              0.50%
          Equal to or less than 450%                     0.50%
           but equal to or greater than 350%
          Equal to or less than 350%                     0.375%
           but equal to or greater than 200%
          Less than 200%                                 0.325%

Such fees shall be payable in arrears commencing on September 30, 1994, and on the last day of each calendar quarter thereafter and on the applicable Maturity Date for Revolving Loans, unless the Revolving Credit Commitment or the Agent L/C Commitment, as the case may be, are terminated in whole on an earlier date, in which event the commitment fee with respect thereto for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

     (b) Letter of Credit Fees.  Commencing upon the date of issuance or
         ---------------------
extension of any Letter of Credit or Agent Letter of Credit, the Borrowers shall pay to the Agent quarterly in advance (i) for the ratable account of the Revolving Lenders a nonrefundable fee equal to one percent (1%) per annum of the face amount of such Letter of Credit, and (ii) solely for the Agent's account, a nonrefundable fee equal to one percent (1%) per annum of the face amount of such Agent Letter of Credit (subject to the Agent's usual and customary minimum fee), calculated in each case on the basis of a 360 day year and actual days elapsed and based on the scheduled expiration date of the Letter of Credit or Agent Letter of Credit, as the case may be. For the Back to Back Letter of Credit with respect to the Pounds Sterling L/C, or any renewal of such Pounds Sterling L/C by the Agent hereunder, the fee shall be converted into U.S. Dollars as of June 27, 1994, with respect to the initial issuance of such Back to Back Letter of Credit, and thereafter ten (10) days before any fee with respect thereto shall be due and payable hereunder. Such fees shall be payable by the Borrowers thereafter in advance on the last day of March, June, September and December of each year, with the last such payment on the date any such Letter of Credit or Agent Letter of Credit expires. In addition, the Borrowers shall pay to the Agent solely for the Agent's account in connection with each Letter of Credit or Agent Letter of Credit the standard issuance, administrative and amendment fees and expenses for letters of credit established by the Agent from time to time and as agreed between the Agent and the Borrowers.

     (c) Agent Fees.  The Borrowers shall pay to the Agent the fees agreed to
         ----------
between the Agent and the Borrowers.

     Section 3.2.  Place and Application of Payments.  (a) All payments of
                   ---------------------------------
principal of and interest on the Loans, of Reimbursement Obligations, and of all other amounts payable by the

Borrowers under the Credit Documents shall be made by the Borrowers to the Agent by no later than 1:30 p.m. (Houston, Texas time) on the due date thereof at the office of the Agent in New York, New York (or such other location as the Agent may designate to the Borrowers) for the benefit of the Lenders entitled to such payments. Any payments received by the Agent from the Borrowers after 1:30 p.m. shall be deemed to have been received on the next Business Day. Such payments shall be made in U.S. Dollars in immediately available funds at the place of payment without setoff or counterclaim. The Agent will, on the same day each payment is received or deemed to have been received in accordance with this
Section 3.2, cause to be distributed like funds to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.

     (b) If any payment received by the Agent under any Credit Document (including from the proceeds of Collateral) is insufficient to pay in full all amounts then due and payable to the Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the following order: First, to the payment of fees and expenses due and payable to the Agent under the Credit Documents; Second, to the payment of all expenses due and payable under Sections 7.6 and 11.14, ratably among the Agent and the Lenders in accordance with the aggregate amount of such Obligations owed to the Agent and each Lender; Third, to the payment of fees due and payable under Section 3.1, ratably among the Lenders in accordance with the aggregate amount of such Obligations owed to the Agent and each Lender; Fourth, to the payment of interest then due and payable on Loans and Reimbursement Obligations, ratably in accordance with the aggregate amount of interest owed to each Lender; and Fifth, to the payment of the principal amount of the Loans and L/C Obligations and all other Obligations then due and payable, ratably among the Lenders in accordance with the aggregate amount of such Obligations owed to each such Lender. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and Reimbursement Obligations and fees under Section 3.1, the Agent shall only be required to include such other Obligations that Lenders have certified to the Agent in writing are due to such Lenders.

     Section 3.3.  Withholding Taxes.  (a) Payments Free of Withholding.  Except
                   -----------------       ----------------------------
as otherwise required by law and subject to Section 3.3(b), each payment by the Borrowers or any Guarantor under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which such Borrowers or such Guarantor is domiciled, any jurisdiction from which such Borrowers or Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, such Borrowers or Guarantor, as applicable, shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, such Borrowers or Guarantor, as applicable, shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If such Borrowers or Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrowers or Guarantor (with such tax receipts to be promptly delivered when actually received), to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within fifteen (15) days of such payment.

     (b) U.S. Withholding Tax Exemptions.  Each Lender that is not a United
         -------------------------------
States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent on or before the Initial Borrowing Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrowers, directly or through the Agent, to such Lender, and
(ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrowers, each Lender that is a United States person shall submit to the Borrowers a certificate to the effect that it is such a United States person.

     (c) Inability of Lender to Submit Forms.  If any Lender determines, as a
         -----------------------------------
result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 3.3 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrowers and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

SECTION 4.  CONDITIONS PRECEDENT.

     The obligation of each Lender to fund or make any Loan hereunder, including, but not limited to, the advancing, continuation or conversion of any Loan, and of the Agent to issue, extend (or permit the extension of) the expiration date of, or to increase the amount of, any Letter of Credit or Agent Letter of Credit is subject to the following conditions precedent, all in form and substance satisfactory to the Lenders (and which shall be evidenced by the making, advancing, continuation or conversion of any Loan or the issuance, extension, or increase of any Letter of Credit or Agent Letter of Credit, as the case may be) and in sufficient number of signed counterparts to provide one for each Lender (except for the Notes, of which only one original shall be signed for each Lender):

     Section 4.1.  Initial Borrowing.  (a) Before or concurrently with the
                   -----------------
Initial Borrowing Date the Agent shall have received:

           (i) Notes.  The duly executed Notes of the Borrowers;
               -----

          (ii) Pledge Agreements.  The duly executed Pledge Agreements from each
               -----------------
     of Holdings, Tuboscope Vetco International Inc., and Tuboscope Vetco Capital Corp., in substantially the form of Exhibit 4.1A, together with all of the pledged securities referred to in Schedule 4.1 as required to be delivered to effectuate and perfect such stock pledge, accompanied by executed and undated stock powers or such other agreements as may be required under applicable law to perfect the pledge, as applicable;

          (iii)  Security Agreements.  The duly executed Security Agreements
                 -------------------
     from each of the Borrowers and the Subsidiary Guarantors, in substantially the form of Exhibit 4.1B and all necessary financing statements relating thereto;

          (iv) Note Pledge Agreement.  The duly executed Note Pledge Agreement
               ---------------------
     from Tuboscope Vetco International Inc. in substantially the form of
     Exhibit 4.1C, together with the Pledged Notes (as defined therein) duly endorsed to the Agent;

           (v) Mortgages.  The duly executed Mortgages for the properties listed
              ---------
     on Schedule 5.20 in substantially the forms of Exhibit 4.1D;

          (vi) Guaranties.  The duly executed Guaranty of each Subsidiary
               ----------
     Guarantor in substantially the form of Exhibit 4.1E;

          (vii)  Opinions of Counsel.  The opinions of Latham & Watkins; James
                 -------------------
     F. Maroney, III; Kelley & Kelley; Lathrop & Rutledge, P.C. and Lionel Sawyer & Collins, legal counsel to the Credit Parties, in substantially the forms attached as Exhibit 4.1F and covering such additional matters as the Lenders may reasonably require;

          (viii)  Certificates of Officers of Credit Parties.  Certificates of
                  ------------------------------------------
     the Secretary or Assistant Secretary and the President, Vice President or Assistant Treasurer of each Credit Party containing specimen signatures of the persons authorized to execute Credit Documents on each Credit Party's behalf, together with (x) copies of resolutions of the Board of Directors or other appropriate body of each Credit Party authorizing the execution and delivery of the Credit Documents to which it is a party and of all other legal documents or proceedings taken by the Credit Parties in connection with the execution and delivery of the Credit Documents to the extent the Agent requests, and (y) copies of each Credit Party's Certificate or Article of Incorporation and bylaws;

          (ix) Lien Searches.  The results of recent lien searches and Uniform
               -------------
     Commercial Code searches in each of the jurisdictions listed on the Schedules of the Security Agreements showing no Liens on any of the property or assets of any Credit Party other than Permitted Liens, or evidence that any such Liens other than Permitted Liens have been terminated or will be terminated concurrently with the Initial Borrowing Date;

          (x) Environmental Audit.  An environmental audit from Pilko &
              -------------------
     Associates, Inc. covering the Mortgaged Properties listed on Schedule 5.20;

         (xi) Title Insurance. For each Mortgaged Property listed on Schedule
              ---------------
     5.20 a mortgagee's title insurance policy or policies, or unconditional commitment for such insurance, insuring the Liens of the Mortgages on such Mortgaged Properties to be valid first priority Liens subject to no Liens other than Permitted Liens, together with an as-built survey of each such Mortgaged Property certified to the Agent and the issuer of the relevant title insurance policy;

          (xii)  FIRREA Appraisals.  A copy of a FIRREA appraisal of each
                 -----------------
     Mortgaged Property listed on Schedule 5.20;

          (xiii)  Certificate of Financial Condition.  A certificate of the
                  ----------------------------------
     Chief Financial Officers of the Borrowers documenting the solvency of Holdings, the Borrowers and their Subsidiaries on a consolidated basis, after giving effect to the Borrowings on the Initial Borrowing Date hereunder, and certifying as true, correct and complete the most recent financial statements described in Section 5.9;

          (xiv)  Insurance Certificate.  An insurance certificate from each of
                 ---------------------
     Johnson & Higgins and the Borrowers showing the insurance maintained by Holdings, the Borrowers and their Subsidiaries as required by the Credit Documents, together with copies of the insurance policies referenced therein;

          (xv) Fees.  Payment of all fees and all expenses incurred through the
               ----
     Effective Date then due and owing to the Agent pursuant to this Agreement;

          (xvi)  Borrowing Base Certificate.  A duly executed Borrowing Base
                 --------------------------
     Certificate as of the last day of the preceding fiscal month of the Borrowers;

          (xvii)  Compliance Certificate.  A duly executed Compliance
                  ----------------------
     Certificate;

          (xviii)  Foreign Receivables.  A list of account debtors of foreign
                   -------------------
     Subsidiaries approved by the Agent as of the initial Borrowing Date referenced in the definition of Eligible Accounts;

          (xix)  Consents.  Certified copies of all documents evidencing any
                 --------
     necessary corporate action, consents and governmental approvals (if any) with respect to the Credit Documents or any other document provided herein;

          (xx) Field Audit.  A field audit from KPMG Peat Marwick;
               -----------

          (xxi)  Certificate of Effectiveness.  A certificate of effectiveness
                 ----------------------------
     of the Borrowers substantially in the form of Exhibit 4.1G;

          (xxii)  Other Documents.  Such other documents as the Agent may
                  ---------------
     reasonably request; and

          (xxiii)  TCB Releases.  Confirmation from TCB that the Notes (as
                   ------------
     defined therein) under the TCB Credit Facility have been paid in full and the release of all Liens to secure the TCB Credit Facility have been released.

     (b) The Initial Borrowing Date shall take place no later than June 30, 1994, and on the Initial Borrowing Date, the Term Loans shall be borrowed and all legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Lenders.

     Section 4.2.  All Borrowings.  At the time of each Borrowing hereunder
                   --------------
(including the issuance of a Letter of Credit or an Agent Letter of Credit):

     (a) Notices.  In the case of a Borrowing, the Agent shall have received the
         -------
Borrowing Request notice required by Section 2.5, in the case of the issuance of any Letter of Credit or Agent Letter of Credit, the Agent shall have received a duly completed Application for such Letter of Credit or Agent Letter of Credit meeting the requirements of Section 2.2(c), and, in the case of an extension or increase in the amount of a Letter of Credit or an Agent Letter of Credit, the Agent shall have received a written request therefor in a form acceptable to the Agent;

     (b) Warranties True and Correct.  Each of the representations and
         ---------------------------
warranties of Holdings, the Borrowers and their Subsidiaries set forth herein and in the Credit Documents shall be true and correct in all material respects as of the date of such new Borrowing, except as a result of the transactions expressly permitted hereunder or except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct as of such earlier date or except as previously disclosed in writing to the Lenders provided that no Default or Event of Default shall have occurred as a result thereof;

     (c) No Default.  No Default or Event of Default shall have occurred and be
         ----------
continuing or would occur as a result of such Borrowing;

     (d) New Litigation and Changes in Pending Litigation.  Except as set forth
         ------------------------------------------------
in Schedule 5.4, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Holdings, the Borrowers or any of their Subsidiaries, which in the opinion of the Majority Lenders shall be likely to have a Material Adverse Effect or materially impair the ability of Holdings, the Borrowers or any of their Subsidiary Guarantors to perform their respective Obligations under this Agreement, the Notes or the Credit Documents to which they are a party; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which in the opinion of the Majority Lenders is likely to have a Material Adverse Effect or materially impair the ability of Holdings, the Borrowers or any of their Subsidiary Guarantors to perform their Obligations under this Agreement, the Notes or the Credit Documents to which they are a party;

     (e) Regulation U; Other Laws.  The Borrowings to be made by the Borrowers
         ------------------------
shall not result in any of the Borrowers or any Lender being in non-compliance with or in violation of Regulation U, shall not be prohibited by any other legal requirement (including Regulations

G, T and X), and shall not otherwise subject the Lenders to a penalty or other onerous conditions under or pursuant to any legal requirement; and

     (f) Material Adverse Change.  There shall have been no material adverse
         -----------------------
change, in the opinion of the Majority Lenders, (i) in the business, assets, properties, operations or condition (financial or otherwise) of any of the (a) the Borrowers, taken as a whole, (b) Holdings, the Borrowers and their Subsidiaries, taken as a whole, or (c) Holdings; (ii) affecting the rights and remedies of the Lenders under and in connection with this Agreement, the Notes and the Credit Documents; or (iii) in the ability of Holdings, the Borrowers or any of their Subsidiary Guarantors to perform their Obligations under this Agreement, the Notes or the other Credit Documents to which they are a party. Each request for a Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit or Agent Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing, issuance of, increase in the amount of, or extension of the expiration date of, such Letter of Credit or Agent Letter of Credit as to the facts specified herein.

In the event that any of the conditions specified in Section 4.2(b) through (f) are not satisfied, in connection with any requested continuance or conversion into a Eurodollar Loan, the Borrowers may nonetheless convert or continue any Eurodollar Loan into or as a Base Rate Loan, as applicable, subject to the applicability of the provisions of Section 2.11 regarding default rates of interest and so long as no Event of Default shall have occurred and be continuing.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     Each of the Borrowers and Holdings represents and warrants to each Lender and the Agent as follows:

     Section 5.1.  Corporate Organization. (a) Holdings, the Borrowers and each
                   ----------------------
of their Material Subsidiaries: (i) is a duly organized and existing corporation in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary corporate power to own the property and assets it uses in its business and otherwise to carry on its present business and the business it currently proposes to transact; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect.

     (b) As of the Initial Borrowing Date, Holdings has no Subsidiaries other than the Borrowers and their Subsidiaries and the Borrowers have no Subsidiaries other than those Subsidiaries listed on Schedule 5.1. Schedule 5.1 correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of Holdings and the Borrowers in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

     Section 5.2.  Corporate Power and Authority.  Each Credit Party has the
                   -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     Section 5.3.  No Violation.  Neither the execution, delivery or performance
                   ------------
by any Credit Party of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien as provided in
Section 6.16 upon any of the property or assets of Holdings, the Borrowers or any of their Subsidiaries under the terms of any contractual obligation to which Holdings, the Borrowers or any of their Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject or (iii) violate or conflict with any provision of the certificate or articles of incorporation or by-laws of Holdings, the Borrowers or any of their Subsidiaries.

     Section 5.4.  Litigation.  There are no actions, suits or proceedings
                   ----------
pending or, to the knowledge of Holdings, the Borrowers or any of their Subsidiaries, threatened, involving Holdings, the Borrowers or any of their Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its obligations to the Lenders under the Credit Documents except as set forth in
Schedule 5.4.

     Section 5.5.  Use of Proceeds; Margin Regulations.  (a)  The proceeds of
                   -----------------------------------
the Loans shall be used to (i) refinance outstandings under the TCB Credit Facility, (ii) provide working capital, including the issuance of letters of credit, and otherwise for general corporate purposes other than acquisitions,
(iii) fund up to $10,000,000 in the aggregate for acquisitions, and (iv) to fund any required mandatory redemption of the Series A Convertible Preferred Stock of Holdings pursuant to the existing terms thereof. If the Borrowers intend to use any of the proceeds of Loans for the purpose described in (iv) above, the Borrowers must give twenty (20) days' prior written notice thereof to the Agent and include with such notice a pro forma Compliance Certificate concerning the Fixed Charge Coverage Ratio, the Total Funded Debt to Total Capital Ratio and Tangible Net Worth plus Subordinated Debt, all reflecting such anticipated Borrowing and mandatory redemption.

     (b) No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit for the purpose of purchasing or carrying any "margin stock."

     Section 5.6.  Investment Company Act.  Neither Holdings, the Borrowers nor
                   ----------------------
any of their Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.7.  Public Utility Holding Company Act.  Neither Holdings, the
                   ----------------------------------
Borrowers nor any of their Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.8.  True and Complete Disclosure.  All factual information
                   ----------------------------
heretofore or contemporaneously furnished by Holdings, the Borrowers or any of their Material Subsidiaries in writing to the Agent or any Lender in connection with any Credit Document or any transaction contemplated therein is, and all other such factual information hereafter furnished by any such Persons in writing to the Agent or any Lender in connection herewith, any of the other Credit Documents, the Loans or the Collateral will be, true and accurate in all material respects on the date of such information and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

     Section 5.9.  Financial Statements.  The financial statements heretofore
                   --------------------
delivered to the Lenders (i) for each of Holdings' and the Borrowers' fiscal years ending on or before December 31, 1993, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year, and (ii) for periods ending on or after March 31, 1994, will be prepared in accordance with GAAP applied on a basis consistent with Holding's and the Borrowers' financial statements for the previous fiscal quarter or year, as the case may be, except as otherwise noted therein. Each of such annual and other financial statements fairly presents on a consolidated basis the financial position of Holdings and the Borrowers, as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements, to normal year-end audit adjustments and omission of certain footnotes as permitted by the SEC.
Holdings, the Borrowers and their Subsidiaries have no material contingent liabilities or Indebtedness other than those disclosed in the financial statements referred to in this Section 5.9.

     Section 5.10.  No Material Adverse Change.  There has been no material
                    --------------------------
adverse change in the business, assets, properties, operations, or condition (financial or otherwise) of any of (a) the Borrowers, taken as a whole, (b) Holdings, the Borrowers and their Subsidiaries, taken as a whole, or (c) Holdings since the most recent financial reports provided to the Lenders pursuant to Section 6.6(i), (iii) or (iv), and solely for purposes of the initial Borrowing hereunder, since March 31, 1994.

     Section 5.11.  Labor Controversies.  There are no labor controversies
                    -------------------
pending or, to the best knowledge of Holdings or the Borrowers, threatened against Holdings, the Borrowers or any of their Subsidiaries that could reasonably be foreseen to have a Material Adverse Effect.

     Section 5.12.  Taxes.  Holdings, the Borrowers and their Subsidiaries have
                    -----
filed all United States federal tax returns and all other tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all taxes due, except such taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP.
No tax liens have been filed and no claims are being asserted for taxes, which liens or claims could reasonably be foreseen to have a Material Adverse Effect. The charges, accruals and reserves on the books of Holdings, the Borrowers and their Subsidiaries for taxes and other governmental charges have been determined in accordance with GAAP.

     Section 5.13.  ERISA.  With respect to each Plan, Holdings, the Borrowers
                    -----
and their Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with ERISA, and with the Code to the extent applicable to it, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA except as described in reasonable detail in Schedule 5.13. Neither Holdings, the Borrowers nor any of their Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     Section 5.14.  Security Interests.  On and after the Initial Borrowing
                    ------------------
Date, each of the Security Documents creates, upon the filing of the Mortgages or properly completed UCC financing statements in the appropriate jurisdictions or possession of the Collateral by the Agent if necessary to perfect a security interest in such Collateral, in favor of the Agent as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral described therein, prior to the rights of all third Persons and subject to no other Liens except Permitted Liens.

     Section 5.15.  Consents.  At the time of consummation thereof, all consents
                    --------
and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder have been obtained or made and are or will be in full force and effect.

     Section 5.16.  Capitalization.  All outstanding shares of the Borrowers and
                    --------------
their Material Subsidiaries have been duly and validly issued, are fully paid and nonassessable, except as disclosed on Schedule 5.16. Neither the Borrowers nor any Material Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     Section 5.17.  Intellectual Property.  Holdings, the Borrowers and their
                    ---------------------
Material Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks, and trade names free of any burdensome restrictions, that are necessary to the operation of the business of Holdings, the Borrowers and their Material Subsidiaries as presently conducted.

     Section 5.18.  Compliance with Statutes, Etc.  Holdings, the Borrowers and
                    -----------------------------
their Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, in respect of the conduct of their businesses and the ownership of their properties, except such non-compliance as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.19.  Environmental Matters.  Except as set forth in the
                    ---------------------
Environmental Audit of Pilko & Associates, Inc., or as set forth on Schedule 5.19, Holdings, the Borrowers and their Subsidiaries have complied in all material respects with, and on the date of each Borrowing will be in compliance in all material respects with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. To the best knowledge of

Holdings and the Borrowers, there are no pending, past or threatened Environmental Claims against Holdings, the Borrowers or any of their Subsidiaries or any real property owned or operated by Holdings, the Borrowers or any of their Subsidiaries except as listed on Schedule 5.19. To the best knowledge of Holdings and the Borrowers, except as disclosed on Schedule 5.19, there are no conditions or occurrences on any real property owned or operated by Holdings, the Borrowers or any of their Subsidiaries or on any property adjoining or in the vicinity of any such real property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings, the Borrowers or any of their Subsidiaries or any such real property that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, or (ii) to cause any such real property that is Collateral to be subject to any material restrictions on the ownership, occupancy, use or transferability of such real property by Holdings, the Borrowers or any of their Subsidiaries under any applicable Environmental Law.

     (b) Except as disclosed on Schedule 5.19 and except as shall not be likely to have a Material Adverse Effect or to materially impair the ability of Holdings, the Borrowers or any of their Subsidiary Guarantors to perform their respective Obligations under this Agreement, the Notes, or the Credit Documents to which they are a party, to the best of Holdings' and the Borrowers' knowledge
(i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real property owned or operated by Holdings, the Borrowers or any of their Subsidiaries in a manner that has violated or would reasonably be expected to violate any Environmental Law, and
(ii) Hazardous Materials have not at any time been released on or from any real property owned or operated by Holdings, the Borrowers or any of their Subsidiaries.

     Section 5.20.  Properties.  All real property owned or leased by Holdings,
                    ----------
the Borrowers or any of their Subsidiaries and mortgaged in favor of the Agent for the benefit of the Lenders as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule 5.20. Holdings, the Borrowers and each of their Material Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material real properties owned or leased by it, free and clear of all Liens other than Permitted Liens. The locations of all inventory and equipment of Holdings, the Borrowers and the Subsidiary Guarantors in the United States of America is correctly set forth in
Schedule 5.20.

     Section 5.21.  Existing Indebtedness.  Schedule 5.21 contains a complete
                    ---------------------
list of all Indebtedness (other than the Obligations hereunder and Indebtedness permitted by Section 6.17(c) through (l)) of Holdings, the Borrowers and their Subsidiaries on the Initial Borrowing Date after giving effect to the use of the proceeds of the Loans made on the Initial Borrowing Date, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness.

     Section 5.22.  Subordinated Debt.  The subordination provisions of the
                    -----------------
Subordinated Debt are enforceable against Tuboscope Vetco International Inc., Holdings and the holders thereof, and all Obligations of Tuboscope Vetco International Inc. hereunder are within the definition of "Senior Indebtedness" included in such subordination provisions and are senior in right of payment to the Subordinated Debt.

SECTION 6.  COVENANTS.

     Each of the Borrowers and Holdings covenants and agrees that, so long as any Note, Letter of Credit, Agent Letter of Credit, Reimbursement Obligation or any other Obligation is outstanding or any Commitment is available to or in use by the Borrowers hereunder:

     Section 6.1.  Corporate Existence.  Each of Holdings, the Borrowers and
                   -------------------
their Material Subsidiaries will preserve and maintain its corporate existence except as otherwise expressly permitted herein and except that any Subsidiary which is not a Subsidiary Guarantor or a direct foreign Subsidiary of any of the Borrowers may be dissolved and/or liquidated.

     Section 6.2.  Maintenance.  Each of Holdings, the Borrowers and their
                   -----------
Material Subsidiaries will maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; provided, however, that nothing in this Section 6.2 shall prevent Holdings, the Borrowers or any Subsidiary from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of Holdings, the Borrowers or any Subsidiary, as applicable, desirable in the conduct of their businesses and not materially disadvantageous to the Lenders.

     Section 6.3.  Taxes.  Each of Holdings, the Borrowers and their Material
                   -----
Subsidiaries will duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against it or its properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

     Section 6.4.  ERISA.  Each of Holdings, the Borrowers and their
                   -----
Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any of their properties or assets and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA, so long as the event thereunder cannot reasonably be foreseen to have a material adverse effect on any of Holdings or any of the Borrowers or their Subsidiaries), other than any such event with respect to which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event that could result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of Holdings, the Borrowers or any Subsidiary, in connection with any post-retirement welfare plan benefit (as defined in ERISA).

     Section 6.5.  Insurance.  Each of Holdings, the Borrowers and their
                   ---------
Material Subsidiaries will insure, and keep insured, with responsible insurance companies, all insurable property and assets owned by it of a character and to the extent as is customarily maintained by well-insured companies similarly situated and operating like property or assets (subject to self-insured retentions), all of which policies shall name the Agent as loss payee and provide that no policy shall terminate without at least thirty (30) days' advance written notice to the Agent, all as reasonably acceptable to the Agent. Holdings, the Borrowers and each Material Subsidiary will also insure employers' and public and product liability risks with responsible insurance companies, all as reasonably acceptable to the Agent. The Borrowers will on or before March 31st of each calendar year and upon the request of the Agent, furnish a certificate from an officer of the Borrowers setting forth the nature and extent of the insurance maintained pursuant to this Section 6.5.

     Section 6.6.  Financial Reports and Other Information.  (a) Holdings, the
                   ---------------------------------------
Borrowers and their Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of Holdings, the Borrowers and their Subsidiaries as any Lender may reasonably request; and, without any request, will furnish to the Agent:

          (i) on or before the last Business Day of each calendar month, a monthly operating summary for the preceding calendar month setting forth
     (w) a summary of the financial results for such month, including a comparison to plan and the results for the same period in the prior fiscal year, (x) a summary by geographic/product line, and (y) a fixed cost summary, all substantially in the form of the Borrowers' current monthly operating summary, and (z) a schedule of overdrafts, and including the unaudited consolidated statement of operations and consolidated balance sheet of Holdings, the Borrowers and their Subsidiaries as at the end of such month;

          (ii) on the Initial Borrowing Date and on or before the last Business Day of each calendar month, a Borrowing Base Certificate substantially in the form of Exhibit 6.6A hereto, completed with the information necessary
     (A) to determine the Eligible Accounts, Eligible Inventory and Cash Equivalents, and (B) to compute the Borrowing Base, all as of the last day of the immediately preceding calendar month of the Borrowers;

          (iii) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings, the consolidated and consolidating balance sheet of Holdings, the Borrowers and their Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail, and in the case of consolidated statements, in the form filed with the SEC, and certified by the chief financial officer of Holdings and the Borrowers that they fairly present the financial condition of Holdings, the Borrowers and their Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, subject to normal year-end audit adjustments and omission of any footnotes as permitted by the SEC;

          (iv) within ninety (90) days after the end of each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings, the Borrowers and their Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified in the case of the consolidating statements, by the chief financial officer of Holdings and the Borrowers, to the effect that such statements fairly present the financial condition of Holdings, the Borrowers and their Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows, and in the case of the consolidated statements, audited by an independent nationally recognized accounting firm and in the form filed with the SEC;

          (v) as soon as available, but in no event later than January 15th of each year, a preliminary projection, and no later than February 15th of each year, a final projection of Holdings' consolidated balance sheet and consolidated income, retained earnings and cash flows for its current fiscal year showing such projected budget for each fiscal month of Holdings ending during such year and for Holdings' fiscal year-to-date at the end of each fiscal month; and

          (vi) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that Holdings sends to its stockholders or files with the SEC or any similar governmental authority.

The Agent will forward promptly to the Lenders the information provided by the Borrowers pursuant to (i) through (vi) above.

     (b) Each financial statement furnished to the Lenders pursuant to subsections (iii) and (iv) of Section 6.6(a) shall be accompanied by (A) a written certificate signed by the Holdings' and the Borrowers' chief financial officer, in his capacity as such, to the effect that (1) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrowers to remedy the same, and (ii) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and (B) a Compliance Certificate in the form of Exhibit 6.6(B) showing the Borrowers' compliance with the covenants set forth herein.

     (c) Each projection furnished to the Lenders pursuant to subsection (v) of
Section 6.6(a) shall be accompanied by a written certificate signed by Holdings' and the Borrowers' chief financial officer, in his capacity as such, to the effect that (A) it has been prepared on the basis of Holdings' and the Borrowers' historical financial statements and records, and (B) it reflects the reasonable assumptions of Holdings' and the Borrowers' management as to the matters set forth therein.

     (d) Promptly upon receipt thereof, Holdings and the Borrowers will provide the Agent with a copy of each report or "management letter" submitted to Holdings, the Borrowers or any of their Material Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books and records of Holdings, the Borrowers or any of their Material Subsidiaries.

     (e) Promptly after obtaining knowledge of any of the following, Holdings and the Borrowers will provide the Agent with written notice in reasonable detail of:

          (i) any pending or threatened material Environmental Claim against Holdings, the Borrowers or any of their Subsidiaries or any real property owned or operated by Holdings, the Borrowers or any of their Subsidiaries;

          (ii) any condition or occurrence on any real property owned or operated by Holdings, the Borrowers or any of their Subsidiaries that results in material noncompliance by Holdings, the Borrowers or any of their Subsidiaries with any Environmental Law;

          (iii) any condition or occurrence on any real property owned or operated by Holdings, the Borrowers or any of their Subsidiaries that is Collateral that could reasonably be anticipated to cause such real property to be subject to any material restrictions on the ownership, occupancy, use or transferability by Holdings, the Borrowers or any of their Subsidiaries, as the case may be, of its interest in such real property under any Environmental Law; and

          (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any real property owned or operated by Holdings, the Borrowers or any of their Subsidiaries.

In addition, Holdings and the Borrowers shall provide the Agent with copies of all Environmental Claims and responses thereto by Holdings, the Borrowers or any of their Subsidiaries and any reports or data submitted to any governmental agency relating to an Environmental Claim, and such detailed reports of and material communications with any Person concerning any Environmental Claim as may reasonably be requested by the Agent.

     (f) The Borrowers will promptly (and in any event within five (5) Days after an officer of either Holdings or the Borrowers has knowledge thereof) give written notice to the Agent of: (i) the occurrence of any Mandatory Prepayment event, Default, or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or reasonably threatens a Material Adverse Effect; and (iv) any event which would result in a breach of, or reasonably threatens a breach of, Sections 6.24, 6.25, 6.26 or 6.27.

     Section 6.7.  Lender Inspection Rights.  Upon reasonable notice from the
                   ------------------------
Agent or any Lender, Holdings and the Borrowers will permit the Agent or any Lender (and such Persons as the Agent or such Lender may designate) during normal business hours following reasonable notice to visit and inspect any of the properties of Holdings, the Borrowers or any of their Subsidiaries, to examine all of their books and records including, but not limited to, conducting field audits to verify the Borrowing Base, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision Holdings and the Borrowers each authorizes such accountants to discuss with the Agent and any Lender (and such Persons as the Agent or such Lender may designate) the affairs, finances and accounts of Holdings, the Borrowers and their Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     Section 6.8.  Conduct of Business.  Except as expressly permitted herein,
                   -------------------
the Borrowers and their Material Subsidiaries will not engage in any line of business other than the businesses they engage in as of the date hereof and businesses and activities that provide products or services to customers in the same or related industries as customers of the Borrowers or their Subsidiaries on the date hereof, or that provide products or services based on technologies, or improvements thereon used by the Borrowers or their Subsidiaries on the date hereof. Except as expressly permitted herein, the Borrowers and their Material Subsidiaries will not abandon any material line of business that they engage in as of the date hereof. Holdings will engage in no business other than the ownership of the Borrowers' capital stock.

     Section 6.9.  Fiscal Years and Quarters.  Holdings will, for financial
                   -------------------------
reporting purposes, maintain for itself, the Borrowers and their Subsidiaries a fiscal year that ends on December 31 of each year and fiscal quarters that end on March 31, June 30, September 30 and December 31 of each year.

     Section 6.10.  Interest Rate Protection.  The Borrowers will no later than
                    ------------------------
six (6) months following the Initial Borrowing Date enter into one or more Interest Rate Protection Agreements providing the Borrowers protection against increases in interest rates on at least $15,000,000 of the Term Loans and maintain such protection for a period of not less than three (3) years. All of the Borrowers' rights under all Interest Rate Protection Agreements shall be pledged to the Lenders under the Security Agreements delivered by the Borrowers.

     The Borrowers shall notify the Agent in writing of the proposed terms and conditions and proposed counterparty of any such Interest Rate Protection Agreement, and the Agent shall have the right of last refusal to elect to enter into an Interest Rate Protection Agreement on the same terms and conditions and shall notify the Borrowers in writing within one (1) Business Day of any such election by it. If the Agent or a Lender is the counterparty to an Interest Rate Protection Agreement, any obligations of the Borrowers thereunder shall be secured pari passu by the Collateral and cross defaulted.

     Section 6.11.  Pledge of After Acquired Real Property.  If at any time
                    --------------------------------------
following the Effective Date, (a) the Borrowers or any of their domestic Subsidiaries acquire fee simple title to any real property of any nature whatsoever located in the United States of America having a value in excess of $1,000,000 not pledged to the Agent under any Security Document, the Borrowers or such Subsidiary shall give written notice of such acquisition to the Agent within ten (10) days thereof and, upon the request of the Agent, promptly grant to the Agent for the ratable benefit of the Lenders a first priority Lien, subject to Permitted Liens, in such property as Collateral for the Obligations pursuant to documentation reasonably satisfactory to the Agent and take any other actions the Agent may reasonably require to ensure the priority and perfection of such Lien.

     Section 6.12.  New Subsidiaries.  Holdings and the Borrowers shall cause
                    ----------------
any direct or indirect domestic Subsidiary of either Holdings or any of the Borrowers (i) which Subsidiary is formed or acquired after the Effective Date and which is a Material Subsidiary, or (ii) which Subsidiary becomes a Material Subsidiary after the Effective Date to become a Subsidiary Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all the obligations under this Agreement and the Notes within thirty (30) days following such formation or acquisition. Holdings or the Borrowers, as the case may be, shall pledge (i) all of the capital stock of any such new domestic Material Subsidiary or (ii) sixty-six percent (66%) of any direct foreign Subsidiary of Holdings or any of the Borrowers which is formed or acquired after the Effective Date and which is a direct Material Subsidiary or which becomes a direct Material Subsidiary after the Effective Date pursuant to a pledge agreement substantially in the form of the applicable Pledge Agreement, and any certificates representing such stock, together with stock powers duly executed in blank, or such other documentation as necessary to perfect the pledge of such stock shall be delivered to the Agent. In addition, each such new domestic Material Subsidiary shall execute and deliver documentation of the type described in Section 4.1 (ii), (iii) and (iv), as applicable, within thirty
(30) days following such formation or acquisition.

     Section 6.13.  Limitation on Certain Restrictions on Subsidiaries;
                    ---------------------------------------------------
Dividends; Negative Pledges.  (a) Holdings, the Borrowers and their Subsidiaries
- ---------------------------
will not directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiaries of the Borrowers to
(i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrowers or pay any Indebtedness owed to the Borrowers, or (ii) make loans or advances to the Borrowers or any of their Subsidiaries, except for restrictions existing under or by reason of applicable law or this Agreement and the other Credit Documents and except for any restrictions existing in connection with any Subsidiary acquired by any of Holdings or the Borrowers after the Initial Borrowing Date, in which case Holdings or the Borrowers, as the case may be, shall either promptly cause the removal or release of any such restrictions or not advance the proceeds of any Revolving Loan to such Subsidiary.

     (b) None of Holdings or the Borrowers shall redeem, purchase or otherwise acquire any shares of its capital stock other than as permitted herein, or declare or pay any dividends on its capital stock, make any distribution or payment to stockholders, or set aside any funds for such purpose, and not prepay, pay, purchase or redeem, and not permit any of its Subsidiaries to prepay, pay, purchase or redeem, any of the Subordinated Debt or set-off any amounts against any of the Subordinated Debt except: (i) the Borrowers may make, declare and pay dividends to Holdings, in such amounts and at such times as required to pay the presently provided for dividends on the issued and outstanding Series A Convertible Preferred Stock of Holdings, and to redeem such preferred stock if necessary under the presently existing mandatory redemption provisions thereof, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such payment, and Holdings may in turn pay such dividends to the holder thereof; (ii) any Subsidiary of the Borrowers may declare and pay dividends or make distributions to the Borrowers and make payments to the Borrowers on any obligations or liabilities, including Indebtedness, owing to the Borrowers; (iii) scheduled interest payments may be made on the Subordinated Debt and the Subordinated Debt may be prepaid as provided in Section 6.23 so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such payment; (iv) the Borrowers may make payments to Holdings for all reasonable amounts owing to Holdings in the ordinary course of business for the Borrowers' and their Subsidiaries' pro rata share of such ordinary course items as insurance, taxes and professional fees and expenses; provided, that such ordinary course items are incurred in compliance with the arm's-length requirements of Section 6.21 and upon the reasonable request of the Agent, the Borrowers shall provide calculations in reasonable detail setting forth such ordinary course items; (v) capital stock of Holdings may be purchased (or the purchase thereof funded) or otherwise acquired by any of Holdings, the Borrowers or their Subsidiaries for any Code Section 401(K) plan, Code Section 423 plan or Plan of Holdings, the Borrowers or any of their Subsidiaries so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such payment; and (vi) Holdings may redeem, purchase or otherwise acquire shares of its capital stock, or set aside funds for such purpose, so long as the funds used are generated from a source other than the Borrowers and their Subsidiaries.

     (c) Holdings, the Borrowers and their Subsidiaries shall not enter into any agreement other than this Agreement and the Credit Documents prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (except in connection with any Permitted Liens described in Section 6.16(e), (f), (g) or (j)), or prohibiting or restricting the ability of Holdings, the Borrowers or any Subsidiary to amend or otherwise modify this Agreement or any Credit Document.

     Section 6.14.  Restrictions on Fundamental Changes.  Neither Holdings, the
                    -----------------------------------
Borrowers nor any of their Subsidiaries shall be a party to any merger into or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except:

     (a) Holdings, the Borrowers or any of their Subsidiaries may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person or sell all or substantially all of their assets or stock with the prior written consent of the Majority Lenders;

     (b) Holdings, the Borrowers or any of their Subsidiaries may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or acquisition, (i) Holdings, such Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation, (ii) Holdings, such Borrower or any such domestic Subsidiary complies with Sections 6.11 and 6.12 to the extent applicable, and (iii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or acquisition;

     (c) any of the Borrowers may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of their assets or stock to, any other Borrower; any of the Borrowers may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any Subsidiary; and any of the Borrowers' Subsidiaries may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of their assets or stock to, any other Subsidiary so long as (i) Sections 6.11 and 6.12 are complied with to the extent applicable and (ii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing after or result from such merger, consolidation, purchase or acquisition; provided, that, (x) no indirect foreign Subsidiary may purchase or otherwise acquire all or substantially all of the assets or stock of any Subsidiary other than another indirect foreign Subsidiary, or otherwise be the surviving corporation of a merger or consolidation with any other Subsidiary unless the merger or consolidation is with another indirect foreign Subsidiary; and (y) no domestic Material Subsidiary may sell all or substantially all of its assets to a foreign Subsidiary, or merge into or consolidate with any foreign Subsidiary unless the domestic Material Subsidiary shall be the surviving corporation;

     (d) Holdings or any Borrower may merge into or consolidate with or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person (i) if the surviving entity has a rating of at least BBB+ by S&P and at least Baal by Moody's and not be under a credit watch for a downgrade to a lower rating than such rating, (ii) if the surviving entity assumes all Obligations of Holdings or the Borrower, as applicable, under this Agreement and the relevant Credit Documents and the Agent shall have received documentation evidencing such assumption duly executed by the surviving entity in form and substance reasonably satisfactory to the Agent, and (iii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such transaction;

     (e) any majority ownership of the Borrowers or any Subsidiary in a foreign joint venture or foreign Subsidiary may decrease to a minority ownership as necessary to comply with any foreign law or other requirements to doing business in such foreign jurisdiction;

     (f) acquisitions permitted in Section 6.18(i); and

     (g) the Transfer of the stock or assets of TVIES and any other Transfers permitted hereunder.

     Except as otherwise permitted in this Section 6.14, (i) Holdings shall not issue, sell or dispose of any capital stock of the Borrowers and (ii) the Borrowers and their Subsidiaries shall not issue, sell or dispose of any capital stock of any Subsidiary unless the Net Cash Proceeds are made as a prepayment of the Term Loans pursuant to Section 2.10. Holdings may issue additional capital stock so long as no dividends are required to be paid on such capital stock and so long as there is no mandatory redemption of any such stock before the Maturity Date of the Tranche B Term Loan.

     Section 6.15.  Use of Property and Facilities; Environmental, Health and
                    ---------------------------------------------------------
Safety Laws.  Holdings, the Borrowers and their Subsidiaries shall comply in all
- -----------
material respects with all Environmental Laws applicable to or affecting the properties or business operations of Holdings, the Borrowers or any Subsidiary.

     Section 6.16.  Liens.  Holdings, the Borrowers and their Subsidiaries shall
                    -----
not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of Holdings, any of the Borrowers or any Subsidiary, except the following (collectively, the "Permitted Liens"):

     (a) Liens arising in the ordinary course of business by operation of law in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with bids, performance bonds, contracts or leases to which Holdings, the Borrowers or the Subsidiary is a party or other deposits required to be made in the ordinary course of business; provided, that in each case the obligation secured is not for Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (c) Liens for taxes or assessments or other government charges or levies not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (d) Liens arising out of judgments or awards against Holdings, the Borrowers or any of their Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or which Holdings, the Borrowers or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (including interest, fees and penalties, if any) of Holdings, the Borrowers and the Subsidiaries secured by such Liens shall not exceed $1,000,000 at any one time outstanding and provided further that there is adequate assurance, in the sole discretion of the Majority Lenders that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding if necessary to remove such Liens;

     (e) Liens securing Indebtedness permitted by Sections 6.17(g) or (l);

     (f) Liens on property existing at the time such property is acquired by Holdings, the Borrowers or any Subsidiary and not created in contemplation of such acquisition;

     (g) Liens existing on the date hereof and listed on Schedule 6.16;

     (h) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (g), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced;

     (i) Liens on property securing Indebtedness aggregating no greater than $100,000, with no one Lien securing Indebtedness in an amount of greater than $50,000, provided the Borrowers cause the release or bonding around of any such Liens within thirty (30) days of the attachment of any such Lien;

     (j) Liens created by the Security Documents;

     (k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

     (l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

     (m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

     (n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

     (o) zoning, planning and environmental laws and ordinances and municipal regulations;

     (p) financing statements filed by lessors of Property (but only with respect to the Property so leased);

     (q) Liens of no greater than $25,000 in the aggregate on the assets (other than Collateral) of any Subsidiary; and

     (r) rights of lessees of equipment owned by Holdings, any of the Borrowers or any of their Subsidiaries.

     Section 6.17.  Indebtedness.  Holdings, the Borrowers and their
                    ------------
Subsidiaries shall not contract, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Credit Documents;

     (b) existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule 5.21, and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount, the maturity date thereof is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder is not shortened and the payments thereunder are not increased;

     (c) the Subordinated Debt and any guaranty of Holdings of the Subordinated Debt so long as any such guaranty shall be unsecured;

     (d) Indebtedness under any Interest Rate Protection Agreements entered into to protect the Borrowers against fluctuations in interest rates on Obligations under the Loans;

     (e) Indebtedness incurred in connection with the Liens permitted by Section 6.16;

     (f) Capitalized Lease Obligations;

     (g) purchase money Indebtedness on assets acquired, but only if such Indebtedness does not exceed eighty percent (80%) of the purchase price of such assets and the aggregate amount of such Indebtedness does not exceed $200,000 at any one time outstanding;

     (h) unsecured intercompany loans and advances to any of the Borrowers or their Subsidiaries, and unsecured intercompany loans from any of such Subsidiaries to any of the Borrowers or any other Subsidiaries except as expressly restricted hereunder;

     (i) Indebtedness under unsecured foreign exchange futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates from time to time entered into in accordance with customary industry practice;

     (j) Indebtedness under unsecured overdraft facilities; provided, that the total amount of such Indebtedness shall not exceed $8,000,000 at any time outstanding, and provided further that the amount of such Indebtedness under all facilities other than the Saudi Arabian facility shall not exceed $5,000,000 at any time outstanding;

     (k) other unsecured Indebtedness not otherwise covered by this Section 6.17 not to exceed $10,000,000 at any time outstanding; provided, that the amount of such Indebtedness incurred by the Borrowers and their domestic Subsidiaries shall not exceed the total amount of $3,000,000 at any time outstanding and the amount of such Indebtedness incurred by the foreign Subsidiaries of the Borrowers shall not exceed the total amount of $7,000,000 at any time outstanding; and

     (l) Indebtedness not to exceed the total aggregate amount of $5,000,000 during the period any of the Loans are outstanding incurred to effectuate one or more acquisitions by any of the Borrowers or their Subsidiaries, which Indebtedness shall be unsecured except for any Liens on real property owned by any foreign Subsidiary.

     Section 6.18.  Advances, Investments and Loans.  Holdings, the Borrowers
                    -------------------------------
and their Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except:

     (a) investments in Cash Equivalents and deposit accounts;

     (b) receivables owing to Holdings, the Borrowers or a Subsidiary created or acquired in the ordinary course of business and payable on customary trade terms of the Borrowers or such Subsidiary and in compliance with the arm's-length requirements of Section 6.21;

     (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (d) Interest Rate Protection Agreements entered into in compliance with
Section 6.17(d);

     (e) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

     (f) unsecured intercompany loans and advances to any of the Borrowers or their Subsidiaries, and unsecured intercompany loans from any of such Subsidiaries to any of the Borrowers or their Subsidiaries except as expressly restricted hereunder;

     (g) loans and advances by the Borrowers and their Subsidiaries to employees of Holdings, the Borrowers and their Subsidiaries for (i) short term loans in an aggregate amount of no greater than $100,000 at any one time outstanding and in an amount no greater than $5,000 for any Person, and (ii) moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business;

     (h) advances and investments in an aggregate sum of up to $10,000,000 for acquisitions provided in Section 5.5 (iii) by any of the Borrowers or any of the Subsidiary Guarantors or any of the direct foreign Subsidiaries of Holdings or any of the Borrowers; and advances and investments in an aggregate sum of up to $5,000,000 for any other acquisitions with Indebtedness incurred pursuant to
Section 6.17(l);

     (i) joint ventures between any foreign Subsidiary of the Borrowers and any other Person;

     (j) the purchase of stock in, or an investment by a foreign Subsidiary of the Borrowers in, an insurance company for the purpose of obtaining credit and political risk insurance for export sales;

     (k) the purchase or acquisition of stock in Holdings for a Code Section 401K plan, Code Section 423 plan or Plan of Holdings, any of the Borrowers or any of their Subsidiaries; and

     (l) as permitted by Section 6.13 or 6.14.

     Section 6.19.  Modifications of Corporate Documents.  Neither Holdings, the
                    ------------------------------------
Borrowers nor any of their Subsidiaries shall amend, modify or change in any way materially adverse to the interests of the Lenders, its Certificate or Articles of Incorporation or by-laws, or any agreement entered into by it related to its capital stock (including any shareholders' agreement), or enter into any new agreement related to its capital stock; provided, that Holdings may adopt poison pill provisions in the exercise of its business judgment. Neither Holdings or the Borrowers shall amend or modify, or permit the amendment or modification of, any provision of the Subordinated Debt or Holdings' guaranty of the Subordinated Debt in any way adverse to the interests of the Lenders.

     Section 6.20.  Transfer of Assets.  Holdings, the Borrowers and their
                    ------------------
Subsidiaries shall not permit any Transfer of an asset except:

     (a) the Transfer of inventory and mill equipment in the ordinary course of business;

     (b) the discounting and sale of trade accounts receivable of foreign account debtors of the Borrowers and their Subsidiaries consistent with the Borrowers' and their Subsidiaries' past practice and in the ordinary course of their businesses;

     (c) the retirement or replacement of assets in the ordinary course of business;

     (d) the Transfer of any assets among Holdings, any of the Borrowers or any Subsidiary of the Borrowers, provided, that, except as otherwise permitted hereunder (i) a domestic Subsidiary may not Transfer any assets to a foreign Subsidiary, except for any obsolete assets or assets not used by such domestic Subsidiary and which assets shall be used by the foreign Subsidiary in the ordinary course of its business; and (ii) a direct Material Subsidiary of any of the Borrowers may not Transfer any assets to a foreign Subsidiary which is not a direct Material Subsidiary of any of the Borrowers, except for any assets to be used by such indirect foreign Subsidiary in the ordinary course of its business and as advisable to perform a contract or services in a particular geographical area;

     (e) the Transfer of the stock or assets of TVIES;

     (f) any Transfer permitted by Section 6.14 or 6.23;

     (g) the Transfers of any assets not otherwise covered by this Section 6.20 generating Net Cash Proceeds of up to an aggregate of $1,000,000 per fiscal year; provided, that Transfers of assets generating Net Cash Proceeds of an aggregate amount greater than $1,000,000 per fiscal year may be made so long as a mandatory prepayment of such Net Cash Proceeds is made pursuant to the provisions of Section 2.10;

     (h) the sale and license back of licenses, patents or other intellectual property; and

     (i) the Liens permitted by Section 6.16.

     Section 6.21.  Transactions with Affiliates.  Except as otherwise
                    ----------------------------
specifically permitted herein, Holdings, the Borrowers and their Subsidiaries shall not enter into or be a party to any material transaction or arrangement with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Borrowers' or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrowers or such Subsidiary than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 6.22.  Compliance with Laws.  Without limiting any of the other
                    --------------------
covenants of Holdings or the Borrowers in this Section 6, Holdings, the Borrowers and their Subsidiaries shall conduct their business and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section
6.22 shall not require Holdings, the Borrowers or any Subsidiary to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     Section 6.23.  Transfer of Businesses.  Notwithstanding anything herein to
                    ----------------------
the contrary, Holdings, the Borrowers and their Subsidiaries, as the case may be, may Transfer any segment of their businesses generating Net Cash Proceeds in excess of $100,000,000; provided, however, (a) the Net Cash Proceeds are in an amount sufficient (i) to pay in full the then outstanding amounts under the Term Loans and the Subordinated Debt, and (ii) pay any outstandings under the Revolving Loan in an amount greater than $15,000,000; and (b) the Borrowing Base at such time and thereafter shall be in an amount sufficient to support any remaining outstanding Revolving Obligations.

     Section 6.24.  Interest Coverage Ratio.  The Borrowers will not permit the
                    -----------------------
Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2:00 to 1:00.

     Section 6.25.  Fixed Charge Coverage Ratio.  The Borrowers will not permit
                    ---------------------------
the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1:25 to 1:00.

     Section 6.26.  Total Funded Debt to Total Capital Ratio.  The Borrowers
                    ----------------------------------------
will as of the end of each calendar month during each of the periods set forth below maintain a ratio, expressed as a percentage, of Total Funded Debt to Total Capital of no greater than the ratio set forth opposite each such period:

          Period                                                     Ratio
          ------                                                     -----

     From Initial Borrowing Date to and including March 30, 1995      55%
     From March 31, 1995 to and including June 29, 1995               53%
     From June 30, 1995 to and including September 29, 1995           52%
     From September 30, 1995 to and including December 30, 1995       51%
     From December 31, 1995 to and including March 30, 1996           50%
     Remainder of 1996                                                46%
     1997                                                             43%
     1998                                                             40%
     1999                                                             40%

     Section 6.27.  Tangible Net Worth Plus Subordinated Debt.  The Borrowers
                    -----------------------------------------
will as of the end of each calendar month maintain a Tangible Net Worth plus Subordinated Debt of not less than $80,000,000, as adjusted each year beginning January 1, 1995, by adding fifty percent (50%) of the cumulative positive Consolidated Net Income, if any, of Holdings, the Borrowers and their Subsidiaries from January 1, 1994 to December 31, 1994, and for each year thereafter.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1.  Events of Default.  Any one or more of the following shall
                   -----------------
constitute an Event of Default:

     (a) default in the payment of the principal amount of any Loan, any Reimbursement Obligation, any interest thereon or any fees payable hereunder within five (5) days following the date when due;

     (b) default in the observance or performance of any covenant set forth in Sections 6.13, 6.14, 6.20, and 6.24-6.27;

     (c) any event of default or default described in a Security Document other than any Events of Default specifically provided in this Section 7.1 shall occur and remain unremedied after any applicable grace period therefor, or if no grace period is provided therein, the applicable grace period for purposes hereof shall be thirty (30) days following notice to the Borrowers by the Agent of the occurrence of such event of default or default;

     (d) default in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a), (b) or (c) above, which is not remedied within thirty (30) days after notice thereof to the Borrowers by the Agent;

     (e) any representation or warranty made herein or in any other Credit Document by Holdings, any of the Borrowers or any Subsidiary proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

     (f) default occurs in the payment when due of Indebtedness in an aggregate principal amount of $1,000,000 or more of Holdings, the Borrowers or any Subsidiary after any applicable grace period therefor, and such default continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

     (g) Holdings, any of the Borrowers or any Material Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) does not pay, or admits its inability to pay, its debts generally as they become due, (iii) makes an assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in Section 6.1(g);

     (h) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for Holdings, any of the Borrowers or any Material Subsidiary or any substantial part of its property, or a proceeding described in
Section 6.1(f)(v) is instituted against Holdings, any of the Borrowers or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

     (i) Holdings, any of the Borrowers or any Subsidiary fails within sixty
(60) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

     (j) Holdings, any of the Borrowers or any Subsidiary fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of any of Holdings, any of the Borrowers or any of their Subsidiaries in excess of $1,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against any of Holdings, any Borrower or any Subsidiary to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (k) any Credit Party, any Person acting on behalf of a Credit Party, or any governmental authority challenges the validity of any Credit Document or such Credit Party's obligations thereunder or any Credit Document ceases to be in full force and effect or ceases to give to the Agent and the Lenders the Liens, rights, and powers purported to be granted in their favor thereby; or

     (l) any event of default or default described in any Interest Rate Protection Agreement or futures agreement permitted pursuant to Section 6.17(j) with any Lender shall occur after any applicable grace period therefor.

     Section 7.2.  Non-Bankruptcy Defaults.  When any Event of Default other
                   -----------------------
than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, the Agent shall, by notice to the Borrowers: (a) if so directed by the Majority Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Majority Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrowers; (c) if so directed by the Revolving Credit Majority Lenders, demand that the Borrowers immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each or any outstanding Letter of Credit, and the Borrowers agree to immediately make such payment and acknowledge and agree that the Revolving Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Agent, for the benefit of the Revolving Lenders, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit; and (d) if so elected by the Agent, demand that the Borrowers immediately pay to the Agent the full amount then available for drawing under each or any outstanding Agent Letter of Credit, and the Borrowers agree to immediately make such payment and acknowledge and agree that the Agent would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Agent shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawing or other demands for payment have been made under any Agent Letter of Credit. The Agent, after giving notice to the Borrowers pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 7.3.  Bankruptcy Defaults.  When any Event of Default described in
                   -------------------
subsections (g) or (h) of Section 7.1 has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrowers; and all obligations of the Lenders to extend further Credit pursuant to any of the terms hereof shall immediately terminate and the Borrowers shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit and Agent Letters of Credit, the Borrowers acknowledging that the Revolving Lenders and the Agent would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Revolving Lenders and the Agent shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit or Agent Letters of Credit.

     Section 7.4.  Collateral for Undrawn Letters of Credit.  (a) If the
                   ----------------------------------------
prepayment of the amount available for drawing under any or all outstanding Letters of Credit or Agent Letters of Credit is required under Section 7.2 or 7.3, the Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit and Agent Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Lenders. If and when requested by the Borrowers, the Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of six (6) months or less, provided, that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrowers to the Agent or Lenders. When and if
(i) the Borrowers shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Agent Letters of Credit, Commitments, Loans, Reimbursement Obligations or other Obligations remain outstanding hereunder, the Agent shall repay to the Borrowers any remaining amounts held in the Collateral Account.

     Section 7.5.  Notice of Default.  The Agent shall give notice to the
                   -----------------
Borrowers under Section 7.1(c) and (d) promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

     Section 7.6.  Expenses.  The Borrowers agree to pay to the Agent and each
                   --------
Lender all reasonable expenses incurred or paid by the Agent or such Lender, including reasonable attorneys' fees and court costs (including the allocated cost of in-house staff counsel to any of the Lenders provided that any such attorneys' fees shall not be duplicative to outside counsel and such allocation of costs shall be reasonable), in connection with any Default or Event of Default by the Borrowers hereunder or in connection with the enforcement of any of the Credit Documents.

     Section 7.7.  Distribution and Application of Proceeds from Collateral.
                   --------------------------------------------------------
After an Event of Default, any payment to the Agent or any Lender under the Holdings' Guaranty, any Subsidiary Guaranty or from proceeds of any Collateral or any cash Collateral such payment shall be paid to the Agent to be distributed and applied as follows (unless otherwise agreed by the Agent and all Lenders):

     (a) First, to the payment of any and all reasonable costs and expenses of the Agent or any Lender, including without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Agent or the Lenders under this Agreement or any other Credit Document, pro rata in the
                                                           --- ----
proportion in which the amount of such costs and expenses unpaid to the Agent and each such Lender bears to the aggregate amount of the costs and expenses unpaid to the Agent and all Lenders, collectively, until all such fees, costs and expenses have been paid in full;

     (b) Second, to the payment of any unpaid fees to the Agent or any Lender as provided by this Agreement or any other Credit Document, pro rata in the
                                                         --- ----
proportion in which the amount of such fees unpaid to the Agent and each such Lender bears to the aggregate amount of the fees unpaid to the Agent and all Lenders collectively, until all such fees have been paid in full;

     (c) Third, to the payment of accrued and unpaid interest on the Notes or the Reimbursement Obligations to the date of such application, pro rata in the
                                                               --- ----
proportion in which the amount of such interest, accrued and unpaid to each such Lender bears to the aggregate amount of such interest accrued and unpaid to all Lenders collectively, until all such accrued and unpaid interest has been paid in full;

     (d) Fourth, to the payment of the outstanding principal amount of each of the Notes and the amount of the outstanding Reimbursement Obligations (reserving cash collateral for all undrawn face amounts of any outstanding Letters of Credit or Agent Letters of Credit), pro rata in the proportion in which the
                                    --- ----
outstanding principal amount of such Notes and the amount of such outstanding Reimbursement Obligations owing to each such Lender, together with the undrawn face amounts of such outstanding Letters of Credit or Agent Letters of Credit, bears to the aggregate amount of all outstanding Notes, outstanding Reimbursement Obligations and the undrawn face amounts of all outstanding Letters of Credit or Agent Letters of Credit. In the event that any such Letters of Credit or Agent Letters of Credit, or any portions thereof, expire without being drawn, any cash collateral therefore shall be distributed pro rata
                                                                        --- ----
by the Agent until the principal amount of all Notes and Reimbursement Obligations shall have been paid in full; and

     (e) Fifth, to the payment of any other outstanding Obligations, pro rata in
                                                                     --- ----
the proportion in which the outstanding Obligations owing to each such Lenders bear to the aggregate amount of such Obligations until all Obligations have been paid in full.

SECTION 8.  CHANGE IN CIRCUMSTANCES.

     Section 8.1.  Change of Law.  Notwithstanding any other provisions of this
                   -------------
Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrowers and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrowers may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender that shall not be made ratably by the Lenders but only by such affected Lender.

     Section 8.2.  Unavailability of Deposits or Inability to Ascertain LIBOR.
                   ----------------------------------------------------------
If on or before the first day of any Interest Period for any Borrowing of Eurodollar Loans the Agent determines (after consultation with other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining LIBOR or such rate will not accurately reflect the cost to the Majority Lenders of funding Eurodollar Loans for such Interest Period, the Agent shall give notice of such determination to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers and Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

     Section 8.3.  Increased Cost and Reduced Return.  (a) If, on or after the
                   ---------------------------------
date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit and Agent Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

        (i) subjects any Lender (or its Lending Office) to any tax, duty or other charge related to any Eurodollar Loan, Letter of Credit, Agent Letter of Credit, or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letters of Credit, or participations therein, Agent Letters of Credit or any other amounts due under this Agreement related to its Eurodollar Loans, Letters of Credit, Agent Letters of Credit, Reimbursement Obligations, or participations therein, or its obligation to make Eurodollar Loans, issue Letters of Credit, issue Agent Letters of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

        (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or imposes on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Letters of Credit, the Agent Letters of Credit, any Reimbursement Obligation owed to it, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit, or to participate in any thereof, or to issue Agent Letters of Credit;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, issuing or maintaining an Agent Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If, after the date hereof, the Agent or any Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or such Lender's capital, or on the capital of any corporation controlling the Agent or such Lender, as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, then from time to time, within fifteen (15) days after demand in reasonable detail by the Agent or such Lender (with a copy to the Agent), the Borrowers shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction.

     (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall notify the Borrowers and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or Lender to such compensation and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Agent or such Lender, be otherwise disadvantageous to it. A certificate of the Agent or any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 8.4.  Lending Offices.  The Agent and each Lender may, at its
                   ---------------
option, elect to make its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrowers and the Agent subject to Section 8.3(c).

     Section 8.5.  Discretion of Lender as to Manner of Funding.
                   --------------------------------------------
Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     Section 8.6.  Substitution of Lender.  If (a) any Lender has demanded
                   ----------------------
compensation or given notice of its intention to demand compensation under
Section 8.3, or (b) the Borrowers are required to pay any additional amount to any Lender under Section 2.13, the Borrowers shall have the right, with the assistance of the Agent, to seek a substitute lender or lenders reasonably satisfactory to the Agent (which may be one or more of the Lenders) to replace such Lender under this Agreement. The Lender to be so replaced shall cooperate with the Borrowers and substitute lender to accomplish such substitution on the terms of Section 11.10, as applicable, provided, that all such Lender's Commitments are replaced.

SECTION 9.  THE AGENT.

     Section 9.1.   Appointment and Authorization of Agent.  Each Lender hereby
                    --------------------------------------
appoints ABN AMRO Bank N.V. as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     Section 9.2.  Agent and its Affiliates.  The Agent shall have the same
                   ------------------------
rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Holdings, any of the Borrowers or any of their Subsidiaries or Affiliates as if it were not the Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender. References herein to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Lender.

     Section 9.3.  Action by Agent.  The obligations of the Agent under the
                   ---------------
Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Upon the occurrence of an Event of Default, the Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Majority Lenders. Unless and until the Majority Lenders give such direction the Agent may take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrowers. In all cases in which the Credit Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

     Section 9.4.  Consultation with Experts.  The Agent may consult with legal
                   -------------------------
counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.5.  Liability of Agent; Credit Decision.  Neither the Agent nor
                   -----------------------------------
any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of Holdings, any of the Borrowers or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Credit Document or of the Liens provided for by the Security Documents or of any other documents or writing furnished in connection with any Credit Document or of the Collateral; and the Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the existence or worth of any Collateral or the accuracy of any Borrowing Base Certificate, Compliance Certificate or other document or instrument received by it under the Credit Documents and shall be entitled to rely exclusively on Borrowing Base Certificates prepared by the Borrowers in computing the Borrowing Base. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business properties, assets, liabilities, condition (financial or otherwise) and prospects of Holdings, the Borrowers and the Subsidiaries, the creditworthiness of all account debtors of Holdings, the Borrowers and their Subsidiaries, and the list of foreign account debtors approved from time to time by the Agent as provided in the definition of Eligible Accounts herein and the Agent shall have no liability whatsoever to any Lender for such matters. The Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by Holdings, the Borrowers or any Subsidiaries to the Agent at such time, but is voluntarily furnished to the Agent (either in its capacity as Agent or in its individual capacity).

     Section 9.6.  Indemnity.  The Lenders shall ratably, in accordance with
                   ---------
their Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers or out of the proceeds of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

     Section 9.7.  Resignation of Agent and Successor Agent.  The Agent may
                   ----------------------------------------
resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrowers. Upon any such resignation of the Agent, the Majority Lenders, with the consent of the Borrowers, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 10.  HOLDINGS' GUARANTY.

     Section 10.1.  Holdings' Guaranty.  To induce the Lenders to provide the
                    ------------------
credits described herein and in consideration of benefits expected to accrue to Holdings by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, Holdings hereby unconditionally and irrevocably guaranties to the Lenders, to the Agent, and to each of them, the due and punctual payment of all present and future indebtedness of each of the Borrowers evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by each of the Borrowers under the Credit Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrowers punctually to pay any indebtedness guaranteed hereby, Holdings hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrowers.

     Section 10.2.  Guaranty Unconditional.  The Obligations of Holdings as a
                    ----------------------
guarantor under this Section 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected (except to the extent, and only to the extent, the Lenders shall have received payment of the Obligations and no reinstatement shall have occurred as described in Section 10.3) by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any of the Borrowers or of any other Guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;

     (b) any modification or amendment of or supplement to this Agreement or any other Credit Document;

     (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, any of the Borrowers, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any of the Borrowers or of any other Guarantor contained in any Credit Document;

     (d) the existence of any claim, set-off or other rights which Holdings or any other Guarantor may have at any time against the Agent, any Lender or any other Person, whether or not arising in connection herewith;

     (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any of the Borrowers, any other Guarantor or any Collateral;

     (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any of the Borrowers, regardless of what obligations of any of the Borrowers remain unpaid,

     (g) any invalidity or unenforceability relating to or against any of the Borrowers or any other Guarantor for any reason of this Agreement or of any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by any of the Borrowers of the principal of or interest on any Note or any other amount payable by it under the Credit Documents; or

     (h) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of Holdings under this Section 10.

     Section 10.3.  Discharge Only Upon Payment in Full; Reinstatement in
                    -----------------------------------------------------
Certain Circumstances.  Holdings' obligations under this Section 10 shall remain
- ---------------------
in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by each of the Borrowers under this Agreement and all other Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any of the Borrowers under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowers, of itself, or of any other Guarantor, or otherwise, Holdings' obligations under this Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 10.4.  Subrogation.  Holdings waives any rights which it may have
                    -----------
or acquire by way of subrogation by any payment made hereunder, or otherwise.
If any amount shall be
paid to Holdings on account of any subrogation rights despite the above waiver at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by Holdings hereunder and (y) the termination of all the Commitments, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

     Section 10.5.  Waivers.  Holdings irrevocably waives acceptance hereof,
                    -------
presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Lender or any other Person against any of the Borrowers, another Guarantor or any other Person.

     Section 10.6.  Stay of Acceleration.  If acceleration of the time for
                    --------------------
payment of any amount payable by any of the Borrowers under this Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents shall nonetheless be payable by Holdings hereunder forthwith on demand by the Agent made at the request of the Majority Lenders.

     Section 10.7.  Security.  The Obligations of Holdings under this Agreement,
                    --------
including this Section 10, shall be secured by a Pledge Agreement wherein Holdings pledges its interest in all the capital stock of each of the Borrowers, together with all increases therein and dividends and proceeds therefrom.

SECTION 11.  MISCELLANEOUS.

     Section 11.1.  No Waiver of Rights.  No delay or failure on the part of the
                    -------------------
Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power or right under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies under the Credit Documents of the Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies any of them would otherwise have.

     Section 11.2.  Non-Business Day.  If any payment of principal or interest
                    ----------------
on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

     Section 11.3.  Documentary Taxes.  The Borrowers agree that they will pay
                    -----------------
any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and regardless whether any credit is then in use or available hereunder.

     Section 11.4.  Survival of Representations.  All representations and
                    ---------------------------
warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any Credit is in use or available hereunder.

     Section 11.5.  Survival of Indemnities.  All indemnities and all other
                    -----------------------
provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Section 2.13, Section 8.3 and Section 11.14 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations for a period of one (1) year.

     Section 11.6.  Setoff.  In addition to any rights now or hereafter granted
                    ------
under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Default or Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrowers and each Guarantor at any time or from time to time, without notice to the Borrowers, to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of any of the Borrowers or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of any of the Borrowers or any Guarantor to that Lender or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable hereunder and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders under the relevant Credit, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 11.7.  Notices.  Except as otherwise specified herein, all notices
                    -------
under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex numbers set forth below or such other address, telecopier number or telex as such party may hereafter specify by notice to the Agent and the Borrowers, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders and the Agent shall be addressed to their respective addresses, telecopier, telex, or telephone numbers set forth on the signature pages hereof, and to Holdings and the Borrowers (duplicate copies) to:

          Tuboscope Vetco International Inc.
          CTI Inspection Services, Inc.
          Tuboscope Vetco Capital Corp.
          Tuboscope Vetco International Corp.
          2835 Holmes Road
          P.O. Box 808 (77001)
          Houston, TX  77051
          Attention:  Chief Financial Officer
          and
          Attention:  General Counsel
          Telephone:  (713) 799-5100
          Fax No. (713) 799-5183

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 11.7, on the signature pages hereof or pursuant to
Section 11.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 11.7, on the signature pages hereof or pursuant to Section 11.10 and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (v) if given by any other means, when delivered at the addresses specified in this Section 11.7, on the signature pages hereof or pursuant to Section 11.10; provided, that any notice given pursuant to Section 2 shall be effective only upon receipt.

     Section 11.8.  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterpart signature pages, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 11.9.  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon the Borrowers and Holdings and their respective successors and assigns, and shall inure to the benefit of each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any Note. Except as expressly permitted in Section 6.14, none of Holdings, the Borrowers or any Guarantor may assign any of its rights or obligations under any Credit Document without the written consent of all of the Lenders.

     Section 11.10.  Sales and Transfers of Borrowings and Notes; Participations
                     -----------------------------------------------------------
in Borrowings and Notes.
- -----------------------

     (a) Any Lender may at any time sell to one or more banks or financial institutions, including, but not limited to, insurance companies, investment companies and mutual funds ("Participants"), participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder, or (iv) release all or substantially all collateral security for any Obligation (including, without limitation, any Guaranty), except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 11.16. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.13 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred.

     (b) Any Lender may at any time sell to any Lender or any affiliate thereof, and, with the consent of the Agent and the Borrowers (which shall not be unreasonably withheld or delayed), to one or more banks or financial institutions, including, but not limited to, insurance companies, investment companies and mutual funds ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment Agreement in the form attached as Exhibit 11.10 hereto, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, by the Borrowers and the Agent) and delivered to the Agent; provided, that, each such sale to a Purchasing Lender shall be in an amount of $10,000,000 or more, or if in a lesser amount, such sale shall be of all of the Lender's rights and obligations under this Agreement and all of the Notes payable to it to one bank or financial institution, including, but not limited to, insurance companies, investment companies and mutual funds. Notwithstanding the above, any Lender may sell to one or more banks or financial institutions, including, but not limited to, insurance companies, investment companies and mutual funds all or any part of their rights and obligations under this Agreement and the Notes with only the consent of the Agent (which shall not be unreasonably withheld) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, including participations in Letters of Credit hereunder. Upon such execution, delivery, acceptance and recording, from and after the effective date of the transfer determined pursuant to such Assignment Agreement
(x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for any surrendered Notes, new Notes as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrowers marked "cancelled."

     (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrowers), together with payment to the Agent hereunder of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrowers.

     (d) The provisions of the foregoing clauses (b) and (c) shall not apply to or restrict, or require the consent of or any notice to any Person to effectuate, the pledge or assignment by any Lender of its rights under this Agreement and its Notes to any Federal Reserve Bank.

     (e) If, pursuant to this Section 11.10 any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the Letters of Credit, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrowers) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrowers) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrowers) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments dully executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     Section 11.11.  Amendments.  Any provision of the Credit Documents may be
                     ----------
amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Majority Lenders, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided, that:

     (i) no amendment or waiver shall (A) increase any Commitment of any Lender without the consent of such Lender, (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Lender owed such Obligation or (C) release any of the Collateral without the consent of all the Lenders;

     (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 11.11 or the definitions of Majority Lenders or Revolving Credit Majority Lenders or affect the number of Lenders required to take any action under any other provision of the Credit Documents; and

     (iii) no amendment shall change any provision of Section 10 without the consent of Holdings.

     Section 11.12.  Headings.  Section headings used in this Agreement are for
                     --------
reference only and shall not affect the construction of this Agreement.

     Section 11.13.  Legal Fees, Other Costs and Indemnification.  The Borrowers
                     -------------------------------------------
agree to pay the reasonable fees and disbursements of legal counsel to the Agent in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated, and all reasonable recording, filing, title insurance or other fees, costs and taxes incident to perfecting a lien upon the Collateral described in the Security Documents. The Borrowers further agree to indemnify each Lender, the Agent, and any security trustee and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, including the allocated cost of in-house staff counsel to any of the Lenders, provided that any such attorneys' fees shall not be duplicative to outside counsel and such allocation of costs shall be reasonable, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to any Credit Document, the Loans or the application or proposed application by any of the Borrowers of the proceeds of any Loan, regardless of whether such claims or actions are founded in whole or in part upon the alleged negligence of any of the Lenders, the Agent, any security trustee and/or any of their respective directors, officers and employees, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification or which arise directly from such indemnified party's own unexcused breach of any provision of any Credit Document. The Borrowers, upon demand by the Agent or a Lender at any time, shall reimburse the Agent or Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

     Section 11.14. Governing Law; Submission to Jurisdiction; Waiver of Jury
                    ---------------------------------------------------------
Trial.  This Agreement and the other Credit Documents, and the rights and duties
- -----
of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas. Each

Credit Party hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and of any Texas State court sitting in the City of Houston for purposes of all legal proceedings arising out of or relating to this Agreement, any other Credit Document or the transactions contemplated thereby. Each Credit Party irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 11.15. Confidentiality.  Each Lender agrees it will not disclose
                    ---------------
without the Borrowers' consent (other than to its employees, auditors, counsel or other professional advisors, to its Affiliates or to another Lender) any information concerning Holdings, the Borrowers or any of its Subsidiaries furnished pursuant to any of the Credit Documents; provided, that any Lender may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over such Lender, including, but not limited, the National Association of Insurance Commissioners or any similar organization, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any of the Notes or any interest therein by such Lender, and (f) in connection with the exercise of any remedies by the Agent or any Lender; provided, that such actual or prospective transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this Section
11.15 prior to such transferee's receipt of any such information.

     Section 11.16. Effectiveness.  This Agreement shall become effective on the
                    -------------
date (the "Effective Date") on which each Credit Party, the Agent, and each Lender has signed and delivered to the Agent a counterparty signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent, and the Borrowers have executed and delivered a Certificate of Effectiveness. The Agent will give Holdings, the Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

     Section 11.17.  Severability.  Any provision of this Agreement that is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 11.18.  Notice.  The Credit Documents constitute the entire
                     ------
understanding among the Credit Parties, the Lenders, and the Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Houston, Texas by their duly authorized officers as of the day and year first above written.

                                    BORROWERS:
                                    ---------

                                    TUBOSCOPE VETCO INTERNATIONAL INC.


                                    By:______________________________________
                                    Name:  James F. Maroney, III
                                    Title: Vice President

                                    CTI INSPECTION SERVICES, INC.


                                    By:_______________________________________
                                    Name:  James F. Maroney, III
                                    Title: Vice President

                                    TUBOSCOPE VETCO CAPITAL CORP.


                                    By:_______________________________________
                                    Name:  James F. Maroney, III
                                    Title: Vice President

                                    GUARANTOR:
                                    ---------

                                    TUBOSCOPE VETCO INTERNATIONAL
                                    CORPORATION


                                    By:_______________________________________
                                    Name:  James F. Maroney, III
                                    Title: Vice President

                    LENDERS:
                    -------

Percentages:                      ABN AMRO BANK N.V., Houston Agency, as
- -----------                       Agent and as a Lender

Tranche A Term
and Revolver Percentages-37.50000%
Tranche B Term Percentage-0%

By:___________________________________________________________
Overall Percentage-32.203388%        Name:  Cheryl I. Lipshutz
                                    Title:  Vice President

Address:
- -------

ABN AMRO Bank N.V.,

By:___________________________________________________________
Houston Agency                     Name:  Charles W. Randall
Three Riverway, Suite 1600        Title:  Group Vice President
Houston, TX  77056
Telephone:  (713) 964-3351
Fax No.:  (713) 629-7533

Percentages:                      ARAB BANKING CORPORATION (B.S.C.)
- -----------

Tranche A Term
and Revolver Percentages-20.833334%
Tranche B Term Percentage-0%

By:___________________________________________________________
Overall Percentage-16.949153%        Name: Stephen A. Plauche
                                    Title: Vice President

Address:
- -------

Arab Banking Corporation (B.S.C.)
245 Park Avenue
New York, New York  10167

with a copy to:

Arab Banking Corporation (B.S.C.)
600 Travis, Suite 1900
Houston, TX  77002
Telephone:  (713) 227-8444
Fax No.:    (713) 227-6507

Percentages:                      BANK OF AMERICA TEXAS, N.A.
- -----------

Tranche A Term
and Revolver Percentages-20.833333%
Tranche B Term Percentage-0%

By:___________________________________________________________
Overall Percentage-16.949153%

Name:_______________________________________________________

Title:______________________________________________________


Address:
- -------

Bank of America Texas, N.A.
Three Allen Center
333 Clay, Suite 3600
Houston, TX  77002
Telephone:  (713) 652-3612
Fax No.:    (713) 652-3619

Percentages:                      THE BANK OF NOVA SCOTIA, Atlanta Agency
- -----------

Tranche A Term
and Revolver Percentages-20.833333%
Tranche B Term Percentage-0%

By:___________________________________________________________
Overall Percentage-16.949153%

Name:_______________________________________________________
Title:______________________________________________________


Address:
- -------

The Bank of Nova Scotia,
Atlanta Agency
600 Peachtree Street NE, Suite 2700
Atlanta, GA  30308
Telephone:  (404) 877-1500
Fax No.:    (404) 888-8998

Percentages:                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Tranche A Term
and Revolver Percentages-0%
Tranche B Term Percentage-100%

By:___________________________________________________________
Overall Percentage-16.949153%

Name:_______________________________________________________
Title:______________________________________________________

Address:
- -------

Massachusetts Mutual Life
Insurance Company
Securities Investment Division
1295 State Street
Springfield, MA
Telephone:  (413) 744-6089
Fax No.:    (413) 744-6127